UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CERO THERAPEUTICS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CERO THERAPEUTICS HOLDINGS, INC.

201 Haskins Way, Suite 230
South San Francisco, CA 94080

2024 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2024

April 15, 2024

Dear Stockholders:

We are pleased to invite you to attend the 2024 Special Meeting of Stockholders (the “Special Meeting”) of CERo Therapeutics Holdings, Inc. (the “Company” or “CERo”), which will be held at 5:00 p.m., Eastern Time, on April 30, 2024. The Special Meeting will be held in virtual meeting format only. You may attend the Special Meeting, submit questions and vote your shares electronically during the Special Meeting by visiting: https://www.cstproxy.com/cero/sm2024

Details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying proxy statement for the 2024 Special Meeting (the “proxy statement”). Other than the proposals described in the proxy statement, the Company’s board of directors (the “Board”) is not aware of any other matters to be presented for a vote at the Special Meeting.

Your vote is important. Whether or not you plan to virtually attend the Special Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented. Information about voting methods is set forth in the accompanying proxy statement.

Only CERo stockholders of record at the close of business on March 20, 2024 will be entitled to vote at the Special Meeting and any adjournment or postponement hereof.

On behalf of the Company, thank you for your continued support.

Sincerely,

/s/ Brian G. Atwood
Brian G. Atwood
Chairman, Chief Executive Officer and Director

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE

FIRST BEING MADE AVAILABLE ON OR ABOUT APRIL 15, 2024.

CERO THERAPEUTICS HOLDINGS, INC.

201 Haskins Way, Suite 230
South San Francisco, CA 94080

NOTICE OF 2024 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2024

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Special Meeting of Stockholders of CERo Therapeutics Holdings, Inc. (the “Company” or “CERo”) will be held on April 30, 2024, at 5:00 p.m. Eastern Time. The Special Meeting will be held in a virtual meeting format only. We are holding the meeting for the purpose of considering and acting upon:

1.	The ratification of the appointment of Wolf & Company, P.C. (“Wolf”), as the Company’s independent registered public accounting firm for the 2024 fiscal year;

2.	The approval, subject to certain conditions, of the issuance of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Company’s Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), (ii) the conversion of the Company’s Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), (iii) the exercise of warrants to purchase Common Stock (the “Common Warrants”) and (iv) the exercise of warrants to purchase 2,500 shares of Series A Preferred Stock (the “Preferred Warrants” and, together with the Common Warrants, the “PIPE Warrants”) and conversion of the underlying Series A Preferred Stock;

3.	The approval, subject to certain conditions, of the issuance of shares of Common Stock, in accordance with Nasdaq Listing Rule 5635, pursuant to the Committed Equity Financings (as defined below);

4.	The approval of the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”), as amended to increase the number of shares of Common Stock available for issuance under the Plan and the number of shares that may be issued pursuant to incentive stock options by an additional 2,000,000 shares; and

5.	The approval of an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposals 2 and 3.

The Company’s board of directors (the “Board”) has fixed the record date for the Special Meeting as March 20, 2024. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof. A complete list of the Company’s registered stockholders as of the close of business on the record date will be available to the Company’s stockholders for examination for the 10 days before the Special Meeting at the Company’s offices at 201 Haskins Way, Suite 230, South San Francisco, CA 94080 and during the Special Meeting at https://www.cstproxy.com/cero/sm2024.

You will be able to attend and listen to the Special Meeting, vote, and submit your questions during the Special Meeting by visiting https://www.cstproxy.com/cero/sm2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. We believe that hosting a “virtual” meeting will minimize travel expenses and enable greater stockholder attendance and participation from any location around the world, provide for cost savings to the Company, and reduce the environmental impact of the Special Meeting. The Special Meeting will be governed by the Company’s rules of conduct and procedures that will be posted at https://www.cstproxy.com/cero/sm2024.

Your vote is important. Whether or not you plan to virtually attend the Special Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented. Information about voting methods is set forth in the accompanying proxy statement.

Each of the matters to be acted upon at the Special Meeting are more fully described in the accompanying proxy statement. The Board recommends that you vote “FOR” each of the proposals outlined in the accompanying proxy statement.

The accompanying proxy statement is being mailed to stockholders commencing on or about April 15, 2024. Please carefully review the accompanying proxy statement and act as soon as possible to vote your shares whether or not you intend on attending the Special Meeting. If you attend the virtual Special Meeting and decide to vote during the Special Meeting, you may withdraw your proxy by voting at the Special Meeting.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor, Advantage Proxy, Inc. (“Advantage Proxy”), at (877) 870-8565 (toll free) or by e-mail at ksmith@advantageproxy.com.

By Order of the Board of Directors,

/s/ Charles R. Carter
Charles R. Carter
Chief Financial Officer, Treasurer and Secretary

April 15, 2024

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
DIRECTORS AND EXECUTIVE OFFICERS	7
CORPORATE GOVERNANCE	10
AUDIT COMMITTEE REPORT	17
EXECUTIVE COMPENSATION	18
DIRECTOR COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PROPOSAL 1: RATIFICATION OF APPOINTMENT OF WOLF & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024	27
PROPOSAL 2: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635, UPON (I) THE CONVERSION OF THE SERIES A PREFERRED STOCK, (II) THE CONVERSION OF THE SERIES B PREFERRED STOCK, (III) THE EXERCISE OF COMMON WARRANTS AND (IV) THE EXERCISE OF PREFERRED WARRANTS AND CONVERSION OF THE UNDERLYING SERIES A PREFERRED STOCK	28
PROPOSAL 3: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635, PURSUANT TO THE COMMITTED EQUITY FINANCINGS	30
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE CERO THERAPEUTICS HOLDINGS, INC. 2024 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN BY AN ADDITIONAL 2,000,000 SHARES	32
PROPOSAL 5: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 AND 3	39
DESCRIPTION OF CAPITAL STOCK	40
STOCKHOLDER PROPOSALS	52
STOCKHOLDER COMMUNICATIONS	52
HOUSEHOLDING	52
SOLICITATION OF PROXIES	53
ANNUAL REPORT	53
OTHER MATTERS	53
WHERE YOU CAN FIND ADDITIONAL INFORMATION	53

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement (this “proxy statement”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this proxy statement, including statements regarding the Company’s future results of operations and financial position, business strategy, drug candidates, planned preclinical studies and clinical trials, results of preclinical studies, clinical trials, research and development (“R&D”) costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about:

●	our financial performance;

●	our ability to obtain additional cash and the sufficiency of the Company’s existing cash, cash equivalents and marketable securities to fund the Company’s future operating expenses and capital expenditure requirements, including the development and, if approved, commercialization of the Company’s product candidates;

●	our ability to realize the benefits expected from the business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 4, 2023, as amended from time to time (as amended, the “Business Combination Agreement”), by and among CERo Therapeutics, Inc. (“Legacy CERo”), Phoenix Biotech Acquisition Corp. (“PBAX”) and PBCE Merger Sub, Inc. (“Merger Sub”);

●	successfully defend litigation that may be instituted against us in connection with the Business Combination;

●	the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	the scope, progress, results and costs of developing CER-1236 or any other product candidates we may develop, and conducting preclinical studies and clinical trials;

●	the timing and costs involved in obtaining and maintaining regulatory approval of CER-1236 or any other product candidates we may develop, and the timing or likelihood of regulatory filings and approvals, including the Company’s expectation to seek special designations or accelerated approvals for the Company’s drug candidates for various indications;

●	current and future agreements with third parties in connection with the development and commercialization of CER-1236 or any other future product candidate;

●	our ability to advance product candidates into and successfully complete clinical trials;

●	the ability of the Company’s clinical trials to demonstrate the safety and efficacy of CER-1236 and any other product candidates we may develop, and other positive results;

●	the size and growth potential of the markets for the Company’s product candidates, and its ability to serve those markets;

●	the rate and degree of market acceptance of the Company’s product candidates;

●	our plans relating to commercializing CER-1236 and any other product candidates we may develop, if approved, including the geographic areas of focus and the Company’s ability to grow a sales team;

●	the success of competing drugs, therapies or other products that are or may become available;

●	developments relating to the Company’s competitors and the Company’s industry, including competing product candidates and therapies;

●	our plans relating to the further development and manufacturing of CER-1236 and any other product candidates we may develop, including additional indications that we may pursue for CER-1236 or other product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our potential and ability to successfully manufacture and supply CER-1236 and any other product candidates we may develop for clinical trials and for commercial use, if approved;

●	the rate and degree of market acceptance of CER-1236 and any other product candidates we may develop, as well as the pricing and reimbursement of CER-1236 and any other product candidates we may develop, if approved;

●	our expectations regarding the Company’s ability to obtain, maintain, protect and enforce intellectual property protection for CER-1236 and for any other product candidate;

●	our ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of third parties;

●	our ability to realize the anticipated benefits of any strategic transactions;

●	our ability to attract and retain the continued service of the Company’s key personnel and to identify, hire, and then retain additional qualified personnel and the Company’s ability to attract additional collaborators with development, regulatory and commercialization expertise;

●	our ability to maintain proper and effective internal controls;

●	the ability to obtain or maintain the listing of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the Company’s public warrants (“Public Warrants”) on the Nasdaq Stock Market LLC (“Nasdaq”) following the Business Combination;

●	the impact of macroeconomic conditions and geopolitical turmoil on the Company’s business and operations;

●	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as a smaller reporting company under the federal securities laws; and

●	our anticipated use of the Company’s existing cash, cash equivalents and marketable securities.

We have based these forward-looking statements largely on the Company’s current expectations and projections about the Company’s business, the industry in which we operate and financial trends that we believe may affect the Company’s business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this proxy statement and are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this proxy statement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this proxy statement, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the Company’s statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

This proxy statement includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this proxy statement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, the Company’s rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CERO THERAPEUTICS HOLDINGS, INC.

201 Haskins Way, Suite 230
South San Francisco, CA 94080

PROXY STATEMENT

2024 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2024

GENERAL INFORMATION

Why did I receive this proxy statement?

This proxy statement and the enclosed proxy card are being sent to you in connection with the solicitation of proxies by CERo for use at the 2024 Special Meeting of Stockholders (the “Special Meeting”), or at any adjournments or postponements thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Special Meeting. The Special Meeting will be held virtually via live interactive webcast on the internet on April 30, 2024, 5:00 p.m. Eastern Time. If you held shares of the Company’s Common Stock, on March 20, 2024 (the “Record Date”), you are invited to attend the Special Meeting at https://www.cstproxy.com/cero/sm2024 and vote on the proposals described below under the heading “What am I voting on?”

When is the record date for the Special Meeting?

The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on March 20, 2024.

What am I voting on?

There are four proposals scheduled to be voted on at the Special Meeting:

●	Proposal 1: The ratification of the appointment of Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm for the 2024 fiscal year.

●	Proposal 2: The approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Series A Preferred Stock, (ii) the conversion of the Series B Preferred Stock, (iii) the exercise of Common Warrants and (iv) the exercise of Preferred Warrants and conversion of the underlying Series A Preferred Stock.

●	Proposal 3: The approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, pursuant to the Committed Equity Financings.

●	Proposal 4: The approval of the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”), as amended to increase the number of shares of Common Stock available for issuance under the Plan and the number of shares that may be issued pursuant to incentive stock options by an additional 2,000,000 shares.

●	Proposal 5: The approval of an adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposals 2 and 3.

How does the Board recommend that I vote?

The Company’s Board recommends that you vote your shares:

●	“FOR” Proposal 1: The ratification of the appointment of Wolf as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

●	“FOR” Proposal 2: The approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Series A Preferred Stock, (ii) the conversion of the Series B Preferred Stock, (iii) the exercise of Common Warrants and (iv) the exercise of Preferred Warrants and conversion of the underlying Series A Preferred Stock.

●	“FOR” Proposal 3: The approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, pursuant to the Committed Equity Financings.

●	“FOR” Proposal 4: The approval of an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares.

●	“FOR” Proposal 5: The approval of an adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposals 2 and 3.

Who can vote at the Special Meeting?

If you were a holder of record of the Company’s Common Stock as of the close of business on March 20, 2024, the Record Date for the Special Meeting, you may vote your shares at the Special Meeting. As of the Record Date, there were shares 14,706,692 of Common Stock outstanding and entitled to vote. This number excludes treasury shares, as Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date.

A list of the Company’s stockholders of record will be open for examination by any stockholder beginning ten days prior to the Special Meeting at the Company’s offices located at 201 Haskins Way, Suite 230, South San Francisco, CA 94080. If you would like to view the list, please contact the Company’s proxy solicitor, Advantage Proxy., by telephone at (877) 870-8565 or by e-mail at ksmith@advantageproxy.com. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with CERo’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote live online at the meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, the Company urges you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting via the internet at https://www.cstproxy.com/cero/sm2024. However, because you are not the stockholder of record, you may not vote your shares live online at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

How can I attend the Special Meeting?

If you are a stockholder of record or a beneficial owner as of the Record Date, you are invited to attend the Special Meeting live via the internet at https://www.cstproxy.com/cero/sm2024. You must have your 16-digit control number listed on the proxy card or in the instructions that accompanied your proxy materials to enter the meeting. The webcast starts at 5:00 p.m. Eastern Time. You may vote and submit questions while attending the meeting on the internet. Instructions on how to attend and participate in the Special Meeting via the internet, including how to demonstrate proof of stock ownership, will be posted at https://www.cstproxy.com/cero/sm2024.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated proxy card to the Company without making any voting selections, the named proxies will vote your shares:

●	“FOR” Proposal 1: The ratification of the appointment of Wolf as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

●	“FOR” Proposal 2: The approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Series A Preferred Stock, (ii) the conversion of the Series B Preferred Stock, (iii) the exercise of Common Warrants and (iv) the exercise of Preferred Warrants and conversion of the underlying Series A Preferred Stock.

●	“FOR” Proposal 3: The approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, pursuant to the Committed Equity Financings.

●	“FOR” Proposal 4: The approval of an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares.

●	“FOR” Proposal 5: The approval of an adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposals 2 and 3.

The Company does not expect that any matters other than the election of directors, ratification of the appointment of Wolf as the Company’s independent registered public accounting firm, approval of the issuance of shares of the Common Stock, pursuant to Nasdaq Listing Rule 5635, and the approval of any other matters, if necessary, described in this proxy statement will be brought before the Special Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Special Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Special Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on your proxy card and entering a new vote over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on April 29, 2024, (2) attending the Special Meeting online and voting by following the instructions at or (3) by filing an instrument in writing revoking the proxy or submitting another duly executed proxy card bearing a later date with the Company’s Secretary. Any written notice of revocation or subsequent proxy card must be received by the Company’s Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Company’s Secretary or sent to the Company’s offices at 201 Haskins Way, Suite 230, South San Francisco, CA 94080, Attention: Secretary.

How many shares must be present or represented to conduct business at the Special Meeting?

A quorum of stockholders is necessary to hold a valid special meeting of stockholders. A quorum will be present if the stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present, in person or by remote communication or by proxy, at the Special Meeting. On the Record Date, there were 14,706,692 shares of Common Stock outstanding and entitled to vote. Thus, the holders of at least 7,353,347 shares of Common Stock must be present or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live online at the Special Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Special Meeting, the holders of Common Stock representing a majority of the voting power present at the Special Meeting or the presiding officer may adjourn the Special Meeting to another place (if any), date or time and from time to time.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for Proposal 1 to ratify the appointment of Wolf as the Company’s independent registered public accounting firm (which Proposal 1 is considered a “routine matter”); votes “FOR” and “AGAINST,” and abstentions, and for Proposals 2 and 3 to approve the issuance of shares of the Common Stock, pursuant to Nasdaq Listing Rule 5635 (which Proposals 2 and 3 are considered a “non-routine matter”); votes “FOR” and “AGAINST,” abstentions, and, if applicable, broker non-votes; for Proposal 4 to approve an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan (which Proposal 4 is considered a “non-routine matter”), votes “FOR” and “AGAINST,” and abstentions and, if applicable, broker non-votes; and for Proposal 5 to approve an adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposals 2 and 3 (which Proposal 5 is considered a “non-routine matter”), votes “FOR” and “AGAINST,” and abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote your “uninstructed” shares on “routine” matters, but not on “non-routine” matters. Proposals 2, 3, 4 and 5 are considered to be “non-routine” under these rules such that your broker may not vote your shares on this proposal in the absence of your voting instructions. Conversely, Proposal 1 is considered to be “routine” matters under these rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 1.

What is the voting requirement to approve each of the proposals?

Proposal 1—Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

The proposal to ratify the appointment of Wolf as the Company’s independent registered public accounting firm requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 2—Approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Series A Preferred Stock, (ii) the conversion of the Series B Preferred Stock, (iii) the exercise of Common Warrants and (iv) the exercise of Preferred Warrants and conversion of the underlying Series A Preferred Stock

The proposal to approve the issuance of shares of the Common Stock, pursuant to Nasdaq Listing Rule 5635, requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 3—Approval, subject to certain conditions, of the issuance of shares of the Common Stock, in accordance with Nasdaq Listing Rule 5635, pursuant to the Committed Equity Financings

The proposal to approve the issuance of shares of the Common Stock, pursuant to Nasdaq Listing Rule 5635, requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 4: The approval of the Plan, as amended to increase the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares.

The proposal to approve the Plan, as amended, requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 5—Approval of an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposals 2 and 3

The proposal to approve of an adjournment of the Special Meeting requires the approval by a majority of the votes properly cast for such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

How do I vote my shares of CERo Common Stock?

Stockholders may vote shares of the Company’s Common Stock using any of the following means:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Special Meeting by requesting and returning a duly completed and executed proxy card. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

Voting by Telephone or Internet. A registered stockholder may vote shares until voting is completed at the Special Meeting by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or internet, his, her or its vote is recorded immediately.

Voting by Internet During the Special Meeting. Instructions on how to attend and vote at the Special Meeting are described at https://www.cstproxy.com/cero/sm2024. If a stockholder attends the Special Meeting and votes his, her or its shares during the meeting via the voting instructions described at https://www.cstproxy.com/cero/sm2024, then any previous votes that were submitted by the stockholder, whether by internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Special Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Special Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If “street name” stockholders wish to vote shares at the Special Meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the Special Meeting in accordance with the materials and instructions for voting provided by his, her or its broker, bank or other nominee. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposals 2, 3, 4 and 5 at the Special Meeting.

Changing Votes. A registered stockholder may change his, her or its vote at any time before it is voted at the Special Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to CERo Therapeutics Holdings, Inc., 201 Haskins Way, Suite 230, South San Francisco, CA 94080, Attention: Secretary, which revocation or later-dated proxy is received by the Company’s Secretary prior to the taking of the vote at the Special Meeting; (2) voting again by telephone or internet in the manner described above by the cutoff time of 11:59 p.m. Eastern Time on April 29, 2024; or (3) attending the Special Meeting and voting via the internet during the Special Meeting using the procedures described at https://www.cstproxy.com/cero/sm2024. Attending the Special Meeting via the internet will not revoke a proxy unless the stockholder actually votes via the internet during the Special Meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker, bank or other nominee may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

Who pays the cost for soliciting proxies?

The Company is making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet or by telephone, you are responsible for any Internet access or telephone charges that you may incur. The Company’s officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

How can I find out the results of the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. The Company will publish final results in a Current Report on Form 8-K that the Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available at that time, the Company will disclose the preliminary results in a Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

How and when did CERo become a public company?

On June 4, 2023, PBAX entered into a Business Combination Agreement with Legacy CERo and Merger Sub, pursuant to which Merger Sub merged with and into Legacy CERo, with Legacy CERo surviving as a wholly-owned subsidiary of PBAX. In connection with the consummation of the Business Combination on February 14, 2024, PBAX changed its corporate name to “CERo Therapeutics Holdings, Inc.” At the time of the Business Combination, PBAX was publicly traded, having closed its initial public offering on October 8, 2021.

What is “Legacy CERo”?

References in this proxy statement to “Legacy CERo” refer to CERo Therapeutics, Inc. prior to the closing of the Business Combination.

Who can provide me with additional information and help answer my questions?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the Special Meeting, including the procedures for voting your shares, you should contact Advantage, the Company’s proxy solicitor, by telephone at (877) 870-8565 or by e-mail at ksmith@advantageproxy.com.

DIRECTORS AND EXECUTIVE OFFICERS

As of April 1, 2024, the Company’s directors and executive officers were as follows:

Name	Age	Title
Executive Officers:
Brian G. Atwood	71	Chief Executive Officer, Chairman and Director
Charles R. Carter	57	Chief Financial Officer, Treasurer and Secretary
Daniel Corey, M.D.	45	Chief Technology Officer, Director and Founder
Directors:
Chris Ehrlich	55	Vice Chairman
Michael Byrnes	47	Director
Kathleen LaPorte	62	Director
Robyn Rapaport	31	Director
Lindsey Rolfe, M.D.	56	Director

Executive Officers

Brian G. Atwood has served as chairman (the “Chairman”) of the board of directors and chief executive officer (the “Chief Executive Officer”) since February 2024, and previously served as Chairman of PBAX from October 2021 the closing of the Business Combination in February 2024. Mr. Atwood serves as a Managing Director for Versant Ventures, a healthcare-focused venture capital firm that he co-founded in 1999. In 2015, Mr. Atwood co-founded Cell Design Labs, Inc., a biotechnology company focused on developing human cell engineering technology for the treatment of multiple diseases, including cancer, where he served as President and Chief Executive Officer until 2017, when it was acquired by Gilead Sciences. Mr. Atwood serves on the board of directors of Clovis Oncology, Inc. (Nasdaq: CLVS), and Atreca, Inc. (Nasdaq: BCEL), where he is Chairman. He also served on the board of directors of Immune Design Corp. from May 2008 until June 2016 (acquired by Merck in 2019), Veracyte, Inc., from its founding in 2008 until December 2016, OpGen Inc., from July 2007 until December 2017, Five Prime Therapeutics, from 2002 until March 2016, Cadence Pharmaceuticals, Inc. from March 2006 until its acquisition in March 2014, Helicos Biosciences from 2003 until September 2011, Pharmion Corporation from 2000 until its acquisition in March 2008, Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013 and Locust Walk Acquisition Corp. (Nasdaq: LWAC) from January 2021 until the consummation of its business combination in August 2021. Mr. Atwood holds a B.S. in Biological Sciences from the University of California, Irvine, a M.S. in Ecology from the University of California, Davis, and a M.B.A. from Harvard Business School.

Mr. Atwood was selected to serve on the Company’s board of directors because of his experience in the biotechnology industry, his years of business and leadership experience and his financial sophistication and expertise.

Charles Carter has served as the Company’s chief financial officer (the “Chief Financial Officer”) and secretary (the “Secretary”) since February 2024. Prior to the business combination, Mr. Carter served as a consulting finance executive for Legacy CERo through Danforth Advisors, LLC (“Danforth”) since February 2023, and a consultant for Danforth since May 2022. Prior to rejoining Danforth, Mr. Carter was Chief Financial Officer and Secretary of iCAD, Inc. (Nasdaq: ICAD) from May 2021 to May 2022. Previously, Mr. Carter was Chief Financial Officer of GI Dynamics, Inc. (“GI Dynamics”), a medical device company (ASX: GID, delisted July 2020) from December 2018 to April 2021. Prior to joining GI Dynamics in 2019, Mr. Carter was a finance consultant with Danforth from March 2018 to September 2019. Mr. Carter has also been the Chief Financial Officer of The Guild for Human Services, a not-for-profit community-based residential school and program for special needs students and adults, the Chief Financial Officer for Aeris Therapeutics, Inc. and Intelligent Medical Devices, Inc. and held senior finance leadership positions at Adnexus Therapeutics, Inc. and Transkaryotic Therapies, Inc./Shire, PLC. (Nasdaq: TKT; Nasdaq: SHPG) (“TKT”). Prior to TKT, Mr. Carter was a partner with Mercer Management Consulting, Inc. Mr. Carter holds an M.B.A. and an M.S. in Molecular Genetics from the University of Chicago and a B.A. in Biology from Colgate University.

Daniel Corey, M.D., has served as the Company’s chief technology officer (the “Chief Technology Officer”) and a member of the board of directors since February 2024, and previously served as Chief Executive Officer, Chief Scientific Officer, a member of the board of directors of Legacy CERo from its inception in 2018 until the closing of the Business Combination of February 2024. Prior to founding Legacy CERo, from June 2012 to June 2018, Dr. Corey was a senior follow in the Division of Hematology at Stanford University, and from June 2010 to June 2012, Dr. Corey was a fellow at Stanford University’s Institute of Stem Cell Biology and Regenerative Medicine, where he was awarded a career development award from the National Heart Lung and Blood Center (“NHLBI”) for work studying hematopoiesis. Dr. Corey is a member of various medical-related societies, has eight U.S. patent applications outstanding and has written extensively in various medical publications. Dr. Corey has received various honors during his education and career, which, among others, include the Johnson and Johnson Innovation Award; the Siebel Stem Cell Scholar, Stanford University; the Stanford University Molecular Immunology Training Award; the NHLBI K12 Career Development Award, Stanford University; the NHLBI National Service Research Award, Duke University. Dr. Corey received a B.A. with honors from Brown University, received his M.D. from University of Washington School of Medicine and served as a fellow and a resident at Duke University.

Dr. Corey was selected to serve on the Company’s board of directors based on his substantial medical and scientific experience, and, in particular, his history with Legacy CERo and the creation of Chimeric Engulfment Receptor T cells.

Directors

Chris Ehrlich has served as vice chairman of the Company’s board of directors since February 2024, and previously served as the Chief Executive Officer of PBAX from October 2021 until the closing of the Business Combination in February 2024. From January 2021 to August 2021, he served as the Chief Executive Officer of Locust Walk Acquisition Corp (Nasdaq: LWAC) until it merged with eFFECTOR Therapeutics, Inc., where he currently serves on the board of directors. He is also the Principal of Ehrlich Bioventures, LLC, a consultancy working with emerging biopharma companies. He previously served as Senior Managing Director and the Global Head of Strategic Transactions at Locust Walk Partners from 2013 to 2021. He brings significant biotechnology industry, business development, venture capital experience, investment banking and SPAC experience. While at Locust Walk Partners, Mr. Ehrlich was involved with sourcing and leading multiple transactions for emerging biopharmaceutical companies, including the sale of Xyphos Biosciences, Inc. to Astellas in 2019 and the sale of Thar Pharmaceuticals to Grunenthal in 2018. Prior to Locust Walk Partners, he was a Managing Director at InterWest Partners (“InterWest”), a venture capital firm. At InterWest, he served on the boards of KAI Pharmaceuticals, a privately held pharmaceutical company (acquired by Amgen in 2012), Biomimetic Therapeutics, Inc., a biotechnology company (acquired by Wright Medical Technologies in 2013), Invuity, Inc., a medical technology company acquired by Stryker in 2018) and Xenon Pharmaceuticals, a biopharmaceutical company (Nasdaq: XENE). Prior to joining InterWest, Mr. Ehrlich worked as the Director of Licensing and Business Development at Purdue Pharma, in business development at Genentech, in venture capital at the U.S. Russia Investment Fund, and in biotechnology strategy development at L.E.K. Consulting. Mr. Ehrlich also currently serves on the board of directors of Prostate Management Diagnostics, Inc., on the advisory board of the Peter Michael Foundation, where he is a Senior Advisor, and on the healthcare at Kellogg advisory board at Northwestern University. Mr. Ehrlich has a B.A. in Government from Dartmouth College and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University, where he is a frequent lecturer.

Mr. Ehrlich was selected to serve on the Company’s board of directors based on his substantial investment and acquisition experience in the biotechnology and biopharmaceutical industries and his experience serving as a director for various public and private companies.

Michael Byrnes has served as a member of the Company’s board of directors since February 2024. Mr. Byrnes has served as the Chief Financial Officer of eFFECTOR Therapeutics since December 2020. Previously, Mr. Byrnes was Senior Vice President of Finance at Principia Biopharma, Inc. from January 2020 until its acquisition by Sanofi in September 2020. Prior to that, Mr. Byrnes served as the Chief Financial Officer of Alkahest, Inc. from May 2018 to January 2020 and Chief Financial Officer of Ocera Therapeutics, Inc., from December 2014 until its acquisition by Mallinckrodt Pharmaceuticals in December 2017. Mr. Byrnes served as Corporate Controller of Maxygen, Inc. from March 2010 to December 2014 and prior to that, held finance positions of increasing responsibility from 2000 to 2010 with NeurogesX, Inc., Lipid Sciences, Inc. and ADAC Laboratories, Inc., a Philips Medical Systems company. Mr. Byrnes received his B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.

Mr. Byrnes was selected to serve on the Company’s board of directors based on his substantial leadership and management experience in the biopharmaceutical industry.

Kathleen LaPorte has served as a member of the Company’s board of directors since February 2024, and previously served a member of PBAX’s board of directors from October 2021 until the closing of the Business Combination in February 2024. Ms. LaPorte is an experienced executive, founder and board member, focused on life sciences. She co-founded New Leaf Ventures, served as a General Partner of The Sprout Group, and was Chief Business Officer and Chief Executive Officer of Nodality Inc. Ms. LaPorte has served on sixteen public company boards and fourteen public company audit committees and numerous private company boards. Ms. Laporte currently serves as an independent director for Bolt Biotherapeutics (Nasdaq: BOLT), Precipio Diagnostics (Nasdaq: PRPO), 89Bio (Nasdaq: ENTB), Elysium Therapeutics, and Q32 Bio Inc. (Nasdaq: QTTB). Ms. LaPorte serves as the chair of the audit committees of Bolt Biotherapeutics, Precipio Diagnostics and Q32 Bio Inc. and as the chair of the compensation committee of 89Bio. She previously served on the California Institute for Regenerative Medicine, a state agency board. Ms. LaPorte has a B.S. degree in Biology from Yale University and a M.B.A. from the Stanford University Graduate School of Business.

Ms. LaPorte was selected to serve on the Company’s board of directors based on her extensive leadership and management experience in the life sciences industry.

Robyn Rapaport has served as a member of the Company board of directors since February 2024. Ms. Rapaport has served a principal overseeing alternative investments at Rapaport Capital since November 2021. Prior to that, Ms. Rapaport was an entrepreneur at the University of California, Los Angeles Anderson Venture Accelerator, from June 2019 to December 2020. Ms. Rapaport holds an M.B.A. from the University of California, Los Angeles and a B.A. from the University of Pennsylvania in history and consumer psychology.

Ms. Rapaport was selected to serve the Company’s board of directors based on her financial and operational experience.

Lindsey Rolfe, M.D., has served as a member of the Company’s board of directors since February 2024. Dr Rolfe has served as Chief Medical Officer at 3B Pharmaceuticals GmbH since August 2023 and previously served as Chief Medical Officer at Clovis Oncology Inc. from August 2015 to June 2023, and served as Senior Vice President of Clinical Development from 2010. At Clovis, Dr. Rolfe oversaw the development team that obtained approvals for Rubraca as an ovarian cancer treatment in the United States and Europe, and was responsible for all pre- and post-marketing medical activities. Dr. Rolfe has more than 20 years of drug development experience and previously served in senior oncology development roles at Celgene Corporation, Pharmion Corporation, Cambridge Antibody Technology, UCB Inc. and Celltech Group plc. In addition, Ms. Rolfe has served as an independent director at Atreca Inc. (Nasdaq: BCEL) since August 2019. Dr. Rolfe holds a BSc Anatomy and Bachelor of Medicine and Surgery from the University of Edinburgh, undertook post-graduate medical training in London, UK and obtained her post-graduate internal medicine qualification as a Member of the Royal College of Physicians. She has specialist accreditation in Pharmaceutical Medicine from the UK General Medical Council and is a Fellow of the Faculty of Pharmaceutical Medicine in the UK.

Dr. Rolfe was selected to serve on the Company’s board of directors based on her experience in leading drug discovery and development of therapeutics.

Family Relationships

There are no family relationships between the Company’s board of directors and any of the Company’s executive officers.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship, which, in the opinion of such company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on business and personal information provided by each director concerning her or his background, employment, and affiliations, including family relationships, the Company’s board of directors has determined that each of Mr. Byrnes, Mr. Ehrlich, Ms. LaPorte, Ms. Rapaport and Dr. Rolfe is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In addition, the Company determined that each of Brian G. Atwood, Barbara A. Kosacz and Caroline M. Loewy, who served on the board of directors during fiscal year 2023, was also an independent director of PBAX under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act; provided, however, that in connection with Mr. Atwood’s appointment as the Company’s Chief Executive Officer at the Closing, Mr. Atwood is no longer independent.

In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Company’s board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Company’s board of directors deemed relevant in determining independence, including the beneficial ownership of the Company’s Common Stock by each non-employee director and relationships with each of PBAX and Legacy CERo. In particular, the Board considered Mr. Ehrlich’s service as Chief Executive Officer of PBAX prior to the Business Combination. Under applicable Nasdaq rules, such service as an officer of a special purpose acquisition corporation does not preclude a determination of independence on the board of directors of the combined company following a business combination.

Classified Board of Directors

In accordance with the terms of the Company’s amended and restated certificate of incorporation (“Charter”), the Company’s board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the directors whose terms then expire will be eligible for reelection until the third annual meeting following reelection. The Company’s directors are divided among the three classes as follows:

●	the Class I directors are Mr. Byrnes and Ms. Rolfe, and their terms will expire at our 2025 annual meeting of stockholders;

●	the Class II directors are Ms. Rapaport, Mr. Atwood and Ms. LaPorte, and their terms will expire at our 2026 annual meeting of stockholders; and

●	the Class III directors are Mr. Corey and Mr. Ehrlich, and their terms will expire at our 2027 annual meeting of stockholders.

The Company’s second amended and restated bylaws (“Bylaws”) provide that the number of members of its board of directors shall be fixed in accordance with the Company’s Charter. The Company’s Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The Company’s board of directors is currently fixed at seven members. The division of the Company’s board of directors into three classes with staggered three-year terms may delay or prevent a change of the Company’s board of directors or a change in control of the company. The Company’s directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the Company’s outstanding voting stock then entitled to vote in an election of directors.

Director Attendance at Annual Meeting of Stockholders

The Company encourages its directors to attend its annual meetings of stockholders. The Company did not hold an annual meeting of stockholders during the fiscal year ended December 31, 2023.

Board and Committee Meetings

During the fiscal year ended December 31, 2023, the Company’s board of directors met four times, its audit committee (the “Audit Committee”) met four times, its compensation committee (the “Compensation Committee”) and the Company’s nominating and corporate governance committee met zero times. Each board member attended 75% or more of the aggregate number of meetings of the board of directors and meetings of the committees on which he or she served during the fiscal year ended December 31, 2023, for which he or she was a director or committee member.

Board Leadership Structure

The Company’s board of directors does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the board of directors. The Company’s board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow, and believes it is in the Company’s best interests to make determinations regarding such leadership structure based on circumstances from time to time. Currently, the Company’s Chief Executive Officer serves as the Chairman of the board of directors.

The Company’s board of directors believes that this leadership structure, combined with the Company’s corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of its business. The Chairman chairs the meetings of the board of directors and stockholders, with input from the independent directors, and as such, the Company’s board of directors believes that a person with comprehensive knowledge of the Company is in the best position to serve such role. In making this determination, the board of directors considered, among other matters, Mr. Atwood’s management of the Company’s business on a day-to-day basis coupled with his direct involvement in the Company’s business operations, and believed that Mr. Atwood is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge and history with both Legacy CERo and PBAX.

In addition, each of the Company’s other directors is “independent” under Nasdaq standards. The Company’s independent vice chairman presides over regularly-held executive sessions of independent directors, without management present, and all of the Company’s independent directors are active in the oversight of the Company. In addition, the board of directors and each committee of board of directors has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

The board of directors believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by the Company’s full board of directors, which has responsibility for general oversight of risks, and the Audit Committee, which has responsibility for reviewing the adequacy of the Company’s risk management activities with management and the Company’s independent registered public accounting firm.

At each of its meetings, the board of directors receives business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of directors provides guidance to management. The board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

The board of directors has concluded that the Company’s current leadership structure is appropriate at this time. However, the Company’s board of directors will continue to periodically review its leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight

The board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees the Company’s management of financial risks. It also reviews information and policies related to information technology risk, including cyber-security and incident response planning. Periodically, the Audit Committee reviews the Company’s policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the board of directors as a whole.

Committees of the Board of Directors

The standing committees of the Company’s board of directors include the Audit Committee, a Compensation Committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by the board of directors. Such charters are available on the Company’s website at www.cero.bio/investors. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website. The Company has included its website address as an inactive textual reference only.

Audit Committee

The members of the Audit Committee are Mr. Byrnes, Mr. Ehrlich, and Ms. Rapaport. Mr. Byrnes serves as the chairperson of the Audit Committee. All members of the Company’s Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The board of directors has determined that Mr. Byrnes is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards. The board of directors has determined each of Mr. Byrnes, Mr. Ehrlich and Ms. Rapaport is independent under the applicable rules of the SEC and Nasdaq and has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the board of directors has examined each Audit Committee member’s scope of experience and the nature of their experience reading and understanding financial statements.

The Audit Committee’s main function is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements. The Audit Committee’s responsibilities include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the Company’s annual audited financial statements and quarterly financial statements;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing and discussing policies on risk assessment and risk management;

●	discussing or considering the Company’s major risk exposures such as financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting and the steps that the Company’s management has taken to monitor and control such exposures;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes the internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The members of the Company’s Compensation Committee are Mr. Ehrlich, Ms. LaPorte and Dr. Rolfe. Ms. LaPorte serves as the chairperson of the Compensation Committee. The board of directors has determined that each of Mr. Ehrlich, Ms. LaPorte and Dr. Rolfe is independent under the applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee’s main function is to oversee the Company’s compensation structure, policies and programs and to review the processes and procedures for the consideration and determination of director and executive compensation. The Compensation Committee’s responsibilities include, among other things:

●	recommending to the board of directors goals and objectives, non-equity compensation, and equity grants of all senior officers;

●	recommending to the board of directors goals and objectives, non-equity compensation, and equity grants for the Chief Executive Officer;

●	recommending to the board of directors non-equity compensation and equity grants for the directors;

●	reviewing and discussing with the board of directors corporate succession plans for the Chief Executive Officer and key officers;

●	reviewing and discussing with management its talent development and related initiatives;

●	assisting the board of directors with its oversight of the Company’s strategies, programs, and initiatives related to employee health, safety, and well-being, engagement, pay equity, and diversity and inclusion;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the Compensation Committee’s compensation advisors;

●	reviewing and recommending to the board of directors employment agreements, severance arrangements and change-of-control agreements or provisions for executive officers and other senior management, as appropriate; and

●	reviewing the policies relating to compensation and benefits of employees.

Nominating and Corporate Governance Committee

The members of the Company’s nominating and corporate governance committee are Dr. Rolfe, Ms. LaPorte and Ms. Rapaport. Dr. Rolfe serves as the chairperson of the committee. The board of directors has determined that each of Dr. Rolfe, Ms. LaPorte and Ms. Rapaport is independent under the applicable Nasdaq listing standards.

The nominating and corporate governance committee’s main function is to consider candidates for board membership and oversee the Company’s corporate governance policies, reporting and making recommendations to the board of directors concerning governance matters and oversight of the evaluation of the board of directors. The nominating and corporate governance committee’s responsibilities include, among other things:

●	recommending to the board of directors for its approval criteria for board of directors and committee membership;

●	establishing a process for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	identifying individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;

●	developing and recommending to the board of directors corporate governance guidelines and periodically reviewing those guidelines and the code of conduct and business ethics and recommending any changes; and

●	overseeing a periodic evaluation of the board of directors and its committees.

Director Nomination Process

The board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by the Company’s stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and the Company’s Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the board of directors. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process.

The nominating and corporate governance committee and the board of directors consider a broad range of factors relating to the qualifications of nominees. The nominating and corporate governance committee’s and the board of directors’ priority in selecting board members is the identification of persons who will provide a composite mix of backgrounds, experience, knowledge and capabilities that will allow the board of directors to promote the Company’s strategic objectives and fulfill its responsibilities to the Company’s stockholders. The nominating and corporate governance committee and the board of directors highly value diversity and, as such, also consider diversity of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation when selecting members of the Company’s board of directors.

Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in the proxy statement to be filed with the SEC in connection with the Company’s 2024 special meeting of stockholders within 120 days after the end of the fiscal year ended December 31, 2023. The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of the Company’s Bylaws relating to stockholder nominations.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2023, Mr. Ehrlich served as the Chief Executive Officer of the Company’s predecessor, PBAX. In connection with the Business Combination, on February 14, 2024, Mr. Ehrlich ceased to be an officer of PBAX. Other than Mr. Ehrlich, during the fiscal year ended December 31, 2023 and as of the date of this proxy statement, none of the members of the Compensation Committee has ever been one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s board of directors or Compensation Committee.

Board Diversity

Board diversity and inclusion is critical to the Company’s success. While the Company does not have a formal policy on board of directors diversity, the board of directors is committed to building a board of directors that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of the Company’s business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The nominating and corporate governance committee considers the value of diversity on the board of directors in evaluating director nominees. Accordingly, the nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors.

The matrix below provides certain highlights of the composition of the board of directors based on self-identification. Each term used above and in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of March 20, 2024)
Total Number of Directors:	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	4
Two or More Races or Ethnicities
LGBTQ+

Did Not Disclose Demographic Background

Communication with Directors

Any stockholder or interested party may communicate with the board of directors, as a whole, or with individual directors on the board of directors, through an established process for stockholder and other interested party communication. For a communication directed to the board of directors as a whole, stockholders and other interested parties may submit a written communication by postal mail to the attention of the Chairman of our board of directors at the following address: CERo Therapeutics Holdings, Inc., 210 Haskins Way, Suite 230, South San Francisco, CA 94080.

For a communication directed to an individual director in his capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director at the following address: CERo Therapeutics Holdings, Inc., c/o Corporate Secretary, 210 Haskins Way, Suite 230, South San Francisco, CA 94080, Attention: Name of Individual Director.

The Company will forward by U.S. mail any such communication to each director, and the Chairman of the board of directors in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the chair of the board of directors, unless there are safety or security concerns that mitigate against further transmission. A copy of any such written communication may also be forwarded to our general counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to the Company’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available under the Investors section of the Company’s website at www.cero.bio/investors. In addition, the Company intends to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through our website. The Company has included its website address as an inactive textual reference only.

Insider Trading Arrangements and Policies

The board of directors has adopted an insider trading policy which governs the purchase, sales, and/or other dispositions of its securities by directors, officers, and employees. The insider trading policy is attached hereto as Exhibit 19 and incorporated herein. In addition, the Company has adopted a Rule 10b5-1 trading plan policy, which permits its officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the Company.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in the Company’s securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in the Company’s securities. The insider trading policy expressly prohibits derivative transactions of the Company’s stock by its executive officers, directors and employees. In addition, the Company’s insider trading policy also expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of the Company’s other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
CERO THERAPEUTICS HOLDINGS, INC.

Michael Byrnes, Chairperson
Chris Ehrlich
Robyn Rapaport

April 15, 2024

EXECUTIVE COMPENSATION

Except as otherwise specified herein, the information set forth herein relates to the executive compensation paid by Legacy CERo prior to the Business Combination, and agreements with the Company, effective as of the Business Combination. PBAX did not pay any compensation to any of its directors or executive officers at any time from its initial public offering through the completion of the Business Combination. This section discusses the material components of the executive compensation program for the Company’s named executive officers. The Company’s only named executive officer for the fiscal year ended December 31, 2023 was Dr. Corey, as Dr. Corey was the only executive officer during the period presented.

2023 Summary Compensation Table

None of PBAX’s executive officers received any compensation for services rendered in 2023. The following table presents all of the compensation awarded to the sole named executive officer of Legacy CERo during the years listed below.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)(1)	Total ($)
Dr. Daniel Corey	2023	360,000	16,035	376,035
Chief Technology Officer and Former Chief Executive Officer	2022	360,000	12,685	372,685

(1)	The amounts reported in this column represent (i) $13,200 in Company contributions made under our 401(k) plan and (ii) $2,835 in Company-paid life insurance premiums during the fiscal year ended December 31, 2023 and, for the fiscal year ended December 31, 2022, (i) $9,400 in Company contributions made under our 401(k) plan and (ii) $3,285 in Company-paid life insurance premiums.

Narrative Disclosure to the 2023 Summary Compensation Table

Compensation of the Company’s named executive officer for the fiscal year ended December 31, 2023 was determined and recommended by the Compensation Committee, and approved by the board of directors. The Compensation Committee engaged a compensation consulting firm to provide and structure benchmarking data for similar positions in similar companies.

2023 Base Salaries

The named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions. Dr. Corey’s base salary is adjusted from time to time to realign with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended December 31, 2023, Dr. Corey’s annual base salary was $360,000.

Perquisites

The Company generally does not provide perquisites to its employees, other than certain de minimis perquisites available to all of the Company’s employees, including its named executive officers.

401(k) Plan

The Company maintains the CERo Therapeutics 401(k) Plan, a tax-qualified retirement plan that provides eligible employees, including the named executive officer, with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Code. Participants’ pre-tax or roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their contributions. The Company matches each participant’s contribution up to a safe harbor maximum of 4% of his or her eligible compensation with participants vesting immediately and fully in such matching contributions. The Company’s 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Health and Welfare Benefits

The Company provides benefits to its named executive officer on the same basis as provided to all of its employees, including health, dental and vision insurance, as well as life and disability insurance. Legacy CERo did not, and the Company will not, maintain any executive-specific benefit or perquisite programs. Benefits were and are anticipated to be offered on the same basis as provided to all of its employees.

Outstanding Equity Awards as of December 31, 2023

There were no outstanding equity incentive plan awards held by the named executive officer as of December 31, 2023.

Overview of Executive Compensation Program

The Compensation Committee anticipates annually reviewing the compensation of the Company’s employees, including its executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of the Company’s executive officers, individual performance as compared to the Company’s expectations and objectives, internal equity, the Company’s desire to motivate its employees to achieve short- and long-term results that are in the best interests of Company stockholders, and a long-term commitment to the Company. The Company intends to target a general competitive position and consider independent third-party benchmark analytics to determine the mix of compensation of base salary, bonus and long-term incentives.

The Company engaged the services of an external compensation consultant to advise on executive compensation matters including the Company’s overall compensation program design and collection of market data to inform its compensation programs for the executive officers and members of the board of directors. The compensation for the Company’s executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, and severance protections. Base salaries, employee benefits, and severance protections are designed to attract and retain senior management talent. Annual cash bonuses and equity awards are used to promote performance-based pay that aligns the interests of the named executive officers with the long-term interests of the Company’s stockholders and enhances executive retention.

Employment Arrangements

The Company is party to employment agreements with each of its named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with the Company.

Employment Agreement with Mr. Atwood

On March 26, 2024, the Company entered into an employment agreement with Mr. Atwood, the Company’s Chairman and Chief Executive Officer the (“Atwood Employment Agreement”). Pursuant to the Atwood Employment Agreement, Mr. Atwood is entitled to an initial annual base salary of $360,000, an initial target annual incentive bonus of 50% of Mr. Atwood’s base salary, an initial equity grant, and general eligibility to participate in the Company’s employee benefit plans.

The Atwood Employment Agreement provides that in the event Mr. Atwood’s employment is terminated by the Company without “cause” (other than as a result of Mr. Atwood’s death or disability) or by Mr. Atwood with “good reason” (each as defined in the Atwood Employment Agreement), in either case within thirty days before or within twelve months following a “change in control” (as defined in the Atwood Employment Agreement) (the “Atwood Change in Control Period”), then, Mr. Atwood will be entitled to: (1) a lump sum cash payment equal to three months of his then-current base salary, and (2) full acceleration of the vesting of all his outstanding equity awards.

The Atwood Employment Agreement provides that in the event Mr. Atwood’s employment is terminated by the Company without “cause” (other than as a result of Mr. Atwood’s death or disability) or by Mr. Atwood for “good reason,” in either case, outside of the Atwood Change in Control Period, then, Mr. Atwood will be entitled to a lump sum cash payment equal to three months of his then-current base salary.

The Atwood Employment Agreement provides that in the event Mr. Atwood’s employment terminate as a result of Mr. Atwood’s death or disability, then, Mr. Atwood will be entitled to accelerated vesting of 50% of the then-unvested portion of outstanding equity awards.

Mr. Atwood’s benefits after termination (other than as a result of death or disability) are conditioned, among other things, on him timely signing and not revoking a general release of claims in the Company’s favor.

The payments and benefits under the Atwood Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Atwood in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Employment Agreement with Mr. Carter

On March 26, 2024, the Company entered into an employment agreement with Mr. Carter, the Company’s Chief Financial Officer and Corporate Secretary (the “Carter Employment Agreement”). Pursuant to the Carter Employment Agreement, Mr. Carter is entitled to an initial base salary of $350,000 and an initial target annual incentive bonus of 35% of Mr. Carter’s base salary, an initial equity grant, and general eligibility to participate in the Company’s employee benefit plans.

The Carter Employment Agreement provides that in the event Mr. Carter’s employment is terminated by the Company without “cause” (other than as a result of Mr. Carter’s death or disability) or by Mr. Carter with “good reason” (each as defined in the Carter Employment Agreement), in either case within thirty days before or within twelve months following a “change in control” (as defined in the Carter Employment Agreement) (the “Carter Change in Control Period”), then, Mr. Carter will be entitled to: (1) continued payment of his then-current base salary for a period of twelve months following his termination, (2) if Mr. Carter timely elects COBRA health continuation, payment of COBRA premiums for continued health benefits for up to twelve months following his termination for him and his eligible dependents who were covered under the Company’s health insurance plans on the date of such termination, (3) his annual target bonus for the year of termination, and (4) full acceleration of the vesting of all his outstanding equity awards.

The Carter Employment Agreement provides that in the event Mr. Carter’s employment is terminated by the Company without “cause” (other than as a result of Mr. Carter’s death or disability) or by Mr. Carter for “good reason,” in either case, outside of the Carter Change in Control Period, then, Mr. Carter will be entitled to (1) continued payment of his then-current base salary for a period of nine months, and (2) if Mr. Carter timely elects COBRA health continuation, payment of COBRA premiums for continued health benefits for up to nine months following his termination for him and his eligible dependents who were covered under the Company’s health insurance plans on the date of such termination.

The Carter Employment Agreement provides that in the event Mr. Carter’s employment terminates as a result of Mr. Carter’s death or disability, then, Mr. Carter will be entitled to accelerated vesting of 50% of the then-unvested portion of outstanding equity awards.

Mr. Carter’s benefits after termination (other than as a result of death or disability) are conditioned, among other things, on him timely signing and not revoking a general release of claims in the Company’s favor.

The payments and benefits under the Carter Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction by the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Carter in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Offer Letter with Dr. Corey

On March 28, 2024, the Company entered into an employment agreement with Dr. Corey, the Company’s Chief Technology Officer and Founder of the Company the (“Corey Offer Letter”). Pursuant to the Corey Offer Letter, Dr. Corey is entitled to an initial annual base salary of $350,000, an initial target annual incentive bonus of 50% of Dr. Corey’s base salary, an initial equity grant, and general eligibility to participate in the Company’s employee benefit plans.

The Corey Offer Letter provides that in the event Dr. Corey’s employment is terminated by the Company without “cause” or by Dr. Corey for “good reason” (each as defined in the Corey Offer Letter) within 90 days before or within twelve months following a “change in control” (as defined in the Corey Offer Letter) (the “Corey Change in Control Period”), then Mr. Corey will be entitled to full acceleration of the vesting of any options to purchase shares of the Company’s common stock that are subject to time-based vesting.

The Corey Offer Letter provides that in the event Dr. Corey’s employment is terminated by the Company without “cause” or by Dr. Corey for “good reason,” Dr. Corey will be entitled to: (1) the continued payment of his then-current base salary for a period of up to six months following his termination, and (2) if Dr. Corey timely elects COBRA health continuation, payment of COBRA premiums for continued health benefits for up to six months following his termination.

Dr. Corey’s benefits after termination outside of the Corey Change in Control Period are conditioned, among other things, on him complying with his post-termination obligations under his agreement, including a one-year non-solicitation obligation, and his timely signing a general release of claims in the Company’s favor.

Annual Bonuses

The Company uses annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. It is expected that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to each of the named executive officers. There will be a bonus plan established for executive officers in 2024.

Equity Incentive Compensation

The Company believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. The Company believes performance and equity-based compensation for the Company’s executives to be an important component of maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Upon consummation of the Business Combination, the Company assumed options issued pursuant to the CERo Therapeutics, Inc. 2016 Equity Incentive Plan, as amended (the “2016 Plan”), and the Company currently maintains the CERo Therapeutics Holdings, Inc. 2024 Plan (the “2024 Plan”) and the CERo Therapeutics Holdings, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”). Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the 2024 Plan, which was approved and adopted by stockholders on January 22, 2024, will be an important element of the Company’s compensation arrangements for both executive officers and directors, and that the executive officers will also be eligible to participate in the 2024 ESPP, which was also approved and adopted by stockholders on January 22, 2024.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 regarding shares of Common Stock that may be issued under the Company’s equity compensation plans. Such information includes equity compensation plans of Legacy CERo as of December 31, 2023 that were assumed by the Company in the Business Combination:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants, Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	—		$—		—
Equity compensation plans not approved by stockholders	782,499	(1)	0.28	(2)	—

Total	782,499		$0.28		—

(1)	Includes 50,433 shares subject to outstanding stock options under the 2016 Plan that were outstanding on December 31, 2023 (presented on an as-converted basis). No new awards may be granted under the 2016 Plan.

(2)	Reflects the weighted-average exercise price of the $4.19 outstanding stock options under the 2016 Plan, presented on an as-converted basis.

(3)	Does not reflect shares reserved and available for issuance under the 2024 Plan or 2024 ESPP, as such plans were not in effect as of December 31, 2023. On February 8, 2024, the stockholders approved the 2024 Plan and 2024 ESPP, with an initial reserve of 5,271,822 and 527,182 shares of common stock, respectively. The 2024 Plan and 2024 ESPP became effective on February 14, 2024 in connection with the closing of the Business Combination. As of March 31, 2024, the board of directors have granted an aggregate of 4,588,619 option awards under the 2024 Plan, leaving 683,204 shares reserved for future issuance under the 2024 Plan. As of March 31, 2024, no awards have been granted under the 2024 ESPP. No new awards may be granted under the 2016 Plan, but all outstanding awards under the 2016 Plan continue to be governed by their existing terms. The 2024 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2024 Plan to be added on the first day of January, starting with January 1, 2025, in an amount equal to the lesser of (i) 5% of the fully diluted shares of the Company’s common stock on the immediately preceding December 31 or (ii) such number of shares as determined by the board in each case subject to adjustment in the event of a stock split, stock dividend or other change in the Company’s capitalization. The 2024 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2024 ESPP to be added on the first day of each January, starting with January 1, 2024, by the lesser of (i) 1,019,850 shares of the Company’s common stock, (ii) 1% of the fully diluted shares of common stock on the immediately preceding December 31, or (iii) such number of shares of common stock as determined by the Company’s board of directors. The number of shares reserved under the 2023 ESPP is subject to adjustment in the event of a stock split, stock dividend or other change in the Company’s capitalization.

On March 25, 2024, the board of directors approved option awards to the executive officers for 2024, as set forth below:

Name	Position	Option Awards
Brian G. Atwood	Chairman, President, and Chief Executive Officer	1,317,956
Charles Carter	Chief Financial Officer, Treasurer and Corporate Secretary	395,387
Daniel Corey, M.D.	Chief Technology Officer and Founder	856,671

Compensation Recovery Policy

The board of directors adopted a Compensation Recovery Policy (the “Compensation Recovery Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date the Company was required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Rule 10b5-1 Sales Plans

The Company’s directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. The Company’s directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of the insider trading policy.

DIRECTOR COMPENSATION

None of the Company’s directors received compensation in 2023 for services rendered to PBAX or Legacy CERo, with the exception of Dr. Corey, who was compensated for his service as the Chief Executive Officer of Legacy CERo. Dr. Corey is a named executive officer and his compensation is provided in the “2023 Summary Compensation Table” above.

On March 25, 2024, the board of directors approved the compensation for non-employee directors for 2024. Each non-employee director other than the vice chairman will receive $30,000 per annum, paid quarterly in advance. In addition, each non-employee director other than the vice chairman shall receive an option award to purchase 112,500 shares of common stock. Such option awards vest quarterly over a three-year period and expire ten years after the grant date. The vice chairman will receive $150,000 per annum, paid quarterly in advance. In addition, the vice chairman shall receive an option award to purchase 527,182 shares of Common Stock. Such option awards vest quarterly over a three-year period and expire ten years after the grant date.

Mr. Atwood and Dr. Corey will receive no additional compensation for their additional duties as directors. Mr. Atwood and Dr. Corey’s compensation is summarized above in “Executive Compensation—Employment Agreements.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” above and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which the Company was, or will be, a party in which:

●	the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total asset amounts at December 31, 2022 and 2023); and

●	any director, executive officer, holder of 5% or more of any class of the Company’s capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

PBAX Relationships and Related Party Transactions

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, Phoenix Biotech Sponsor, LLC (the “Sponsor”) or an affiliate of the Sponsor or certain of PBAX’s officers and directors may, but are not obligated to, to loan PBAX funds as may be required. On December 13, 2022, PBAX issued an unsecured promissory note in the principal amount of $1,500,000 (the “Promissory Note”) to the Sponsor, pursuant to which the Sponsor agreed to loan to the PBAX up to $1,500,000. On December 8, 2023, the Promissory Note was amended to increase the total principal amount to $1,600,000. At the closing, an aggregate of approximately $1.55 million that had been borrowed under the Promissory Note was extinguished and converted into an aggregate of 1,330 shares of Series A Preferred Stock and 50 shares of Series B Preferred Stock.

Administrative Services

Commencing on October 6, 2021, PBAX paid an amount equal to $20,000 per month to the Sponsor or its affiliate or designee for office space, administrative and shared personnel support services provided to PBAX. Such administrative support services ended on December 31, 2022.

Advisory Services

The Company engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), an affiliate of PBAX, the Sponsor and/or certain of its directors and officers, to provide consulting and advisory services in connection with its initial public offering, for which it was entitled to a fee in an amount equal to $465,000, which was paid to CCM upon the closing of its initial public offering, and $1,162,500, which would have been paid to CCM upon the closing. In connection with the closing, PBAX entered into a fee modification agreement with CCM pursuant to which CCM forfeited such fees and the Company issued an aggregate of 1,200,000 shares of Common Stock, with 1,000,000 of such shares being subject to forfeiture unless the Company conducts a capital-raising transaction within nine months of the closing, pursuant to which the Company shall issue and sell securities in an aggregate amount of at least $25.0 million, affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor.

CERo Relationships and Related Party Transactions

Collaboration and Option Agreement

On March 3, 2020, Legacy CERo entered into a collaboration and option agreement (“Collaboration Agreement”) with a collaborative partner that was an investor of Legacy CERo, pursuant to which each party was granted a royalty-free, nonexclusive, worldwide license to share the other party’s technologies to create bi-functional T-cells. Legacy CERo was responsible for all employee and other internal costs incurred in the performance of all of Legacy CERo’s R&D activities, with approved cost overruns funded by the collaborative partner. At the end of the research project, the collaborative partner would be granted the option to enter into an exclusive license for the further development of the combined drug. Under the Collaboration Agreement, the collaborative partner paid the Company $182,577 and $0 for the years ended December 31, 2022 and 2023. The Collaboration Agreement terminated on March 3, 2023.

Policies and Procedures for Related Party Transactions

The Company adopted a code of conduct and ethics requiring the Company to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the board of directors (or the appropriate committee of the board of directors) or as disclosed in public filings with the SEC. Under the adopted code of conduct and ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, pursuant to the Audit Committee charter, the Audit Committee is responsible for reviewing and approving related party transactions to the extent that the Company entered into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. Without a meeting, the unanimous written consent of all of the members of the Audit Committee will be required to approve a related party transaction. The Company also requires each of its directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The Audit Committee reviews on a quarterly basis all payments that were made to the officers or directors, or to their affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 5, 2024, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock;

●	each of the Company’s named executive officers and directors that beneficially owns shares of the Company’s Common Stock; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Shares of the Company’s Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days or shares of Common Stock underlying time-based restricted stock units that vest within 60 days are considered outstanding and beneficially owned by the person holding the options, warrants, or restricted stock units, as applicable, for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all of the Company’s voting securities beneficially owned by them. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

The percentage of beneficial ownership is based on 14,723,565 shares of common stock issued and outstanding as of April 5, 2024.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Beneficial Owners:
Milky Way Investments Group Limited(2)	1,503,540	10.2%
Lawrence Corey, M.D.(3)	1,505,954	10.1%
ARCH Venture Fund X, L.P.(4)	1,444,296	9.8%
Launchpad Capital Opportunities Fund LP (Series SPAC) (5)	1,430,989	9.5%
Cohen and Company Capital Markets, LLC(6)	1,245,006	8.4%
Launchpad Ignition Holdings LLC (7)	1,010,254	6.9%
Phoenix Biotech Sponsor, LLC (8)	1,000,000	6.8%
SMS Trust(9)	996,669	6.7%
Lyell Immunopharma, Inc.(10)	768,482	5.1%
Directors and Executive Officers:
Brian G. Atwood (11)	737,408	4.8%
Charles Carter (12)	21,474	*
Daniel Corey, M.D.(13)	1,099,813	7.3%
Michael Byrnes(14)	6,250	*
Chris Ehrlich (15)	536,890	3.6%
Kathleen LaPorte (16)	17,078	*
Robyn Rapaport (17)	56,250	*
Lindsey Rolfe, M.D., Ph.D. (18)	6,250	*
All current directors and executive officers as a group (eight individuals)	2,481,413	15.8%

*	Represents beneficial ownership of less than 1% of the Company’s outstanding Common Stock.
(1)	Unless otherwise noted, the business address of each of the following individuals is 210 Haskins Way, Suite 230, South San Francisco, CA 94080.
(2)	Consists of 1,503,540 shares of Common Stock. Milky Way Investments Group Limited (“Milky Way”) is controlled by MWG Management Limited, its corporate director. The principal business address of such entities and individuals is c/o Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(3)	Consists of (i) 864,828 shares of Common Stock; (ii) 522,949 Earnout Shares, which are subject to vesting upon the achievement of certain milestones; (iii) 74,977 shares of Common Stock issuable upon the exercise of Rollover Warrants exercisable within 60 days of April 5, 2024; and (iv) 43,200 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share).
(4)	Consists of 1,359,196 shares of Common Stock and 85,100 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share). ARCH Venture Partners X, L.P. (“AVP X LP”) is the sole general partner of ARCH X. ARCH Venture Partners X Overage, L.P. (“AVP X Overage LP”) is the sole general partner of ARCH X Overage. ARCH Venture Partners XII, L.P. (“AVP XII LP”) is the general partner of ARCH XII. ARCH Venture Partners X, LLC (“AVP X LLC”) is the sole general partner of each of AVP X LP and AVP X Overage LP. Keith Crandell, Kristina Burow, Steven Gillis and Robert Nelsen comprise the investment committee of AVP X LLC (the “AVP X Committee Members”). AVP X LLC may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, and each of the AVP X Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by ARCH X and ARCH X Overage. The principal business address of such entities and individuals is 8755 West Higgins Road, Suite 1025. Chicago, IL 60631.

(5)	Consists of (i) 1,165,991 shares of Common Stock and (ii) 264,998 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days of April 5, 2024. Ryan Gilbert is the general partner of Launchpad Capital Opportunities Fund LP (Series SPAC). The principal business address of such entities and individuals is 2201 Broadway, Suite 705, Oakland, CA 94612.
(6)	Consists of 1,200,000 shares of Common Stock, and (ii) 45,006 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days of April 5, 2024. Cohen and Company Capital Markets, LLC is a subsidiary of J.V.B. Financial Group, LLC. The principal business address of such entities is 3 Columbus Circle, 24th Floor, New York, New York 10019.
(7)	Consists of 1,010,254 shares of Common Stock. Ryan Gilbert is the managing partner of Launchpad Ignition Holdings LLC. The principal business address of such entities and individuals is 2201 Broadway, Suite 705, Oakland, CA 94612.
(8)	Consists of 1,000,000 shares of Common Stock. The Sponsor is the record holder of the shares reported herein. Jurgen van de Vyver is the manager of the Sponsor and has voting and investment discretion with respect to the Common Stock held by the Sponsor. Mr. Vyver may be deemed to have beneficial ownership of the Common Stock held directly by the Sponsor. The principal business address of such entities and individuals is 2201 Broadway, Suite 705, Oakland, CA 94612.
(9)	Consists of (i) 532,486 shares of Common Stock; (ii) 356,983 Earnout Shares, which are subject to vesting upon the achievement of certain milestones; and (iii) 107,200 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share). Stuart Sloan is the trustee of SMS Trust. The business address of SMS Trust is 4734 25th Ave NE, Seattle, WA 98105.
(10)	Consists of (i) 499,999 shares of Common Stock; (ii) 18,461 Earnout Shares, which are subject to vesting upon the achievement of certain milestones; and (iii) 250,022 shares of Common Stock issuable upon the exercise of the Rollover Warrants exercisable within 60 days of April 5, 2024. The principal business address of the entity is 400 East Jamie Court, Suite 301, South San Francisco, CA 94080.

(11)	Consists of (i) 248,735 shares of Common Stock, including 21,219 Earnout Shares, which are subject to vesting upon the achievement of certain milestones, (ii) 388,473 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024 and (iii) 100,200 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share), held by the Atwood-Edminister Trust dtd 4-2-2000, of which Mr. Atwood serves as a trustee.

(12)	Consists of (i) 5,000 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share) and (ii) 16,474 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.

(13)	Consists of (i) 660,454 shares of Common Stock, including 230,973 Earnout Shares, which are subject to vesting upon the achievement of certain milestones, held by Daniel Corey, (ii) 3,672 shares of Common Stock, including 273 Earnout Shares, which are subject to vesting upon the achievement of certain milestones, held by his spouse, Elizabeth Corey, (iii) 3,672 shares of Common Stock, including 273 Earnout Shares, which are subject to vesting upon the achievement of certain milestones, held by Daniel Corey as legal guardian of Hannah Corey, a minor child, (iv) 3,672 shares of Common Stock, including 273 Earnout Shares, which are subject to vesting upon the achievement of certain milestones, held by Daniel Corey as legal guardian of Griffin Corey, a minor child, (v) 15,000 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share), and (vi) 413,343 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.
(14)	Consists of 6,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.

(15)	Consists of (i) 478,825 shares of Common Stock, (ii) 27,500 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share) (iii) 5,000 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days of April 5, 2024, (iv) 3,600 shares of Common Stock held by his spouse, Sara Fried , and (v) 21,965 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.

(16)	Consists of (i) 5,828 shares of Common Stock held by Kathleen LaPorte, (ii) 5,000 shares of Common Stock issuable upon the conversion of Series A Preferred Stock (assuming an initial conversion price of $10.00 per share) held by Kathleen LaPorte Revocable Trust, of which Ms. LaPorte serves as a trustee, and (iii) 6,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.

(17)	Consists of (i) 50,000 shares of Common Stock and (ii) 6,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.
(18)	Consists of 6,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of April 5, 2024.

PROPOSAL 1: RATIFICATION OF APPOINTMENT OF WOLF & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

Overview

The Audit Committee has appointed and engaged Wolf to serve as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and the Company’s subsidiary for the 2024 fiscal year, and to perform audit-related services. Wolf has served as Legacy CERo’s independent registered public accounting firm since 2023.

Stockholders are hereby asked to ratify the Audit Committee’s appointment of Wolf as the Company’s independent registered public accounting firm for the 2024 fiscal year.

The Audit Committee is solely responsible for selecting the Company’s independent auditors. Although stockholder ratification of the appointment of Wolf to serve as the Company’s independent registered public accounting firm is not required by law or the Company’s organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Wolf, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of Wolf are expected to virtually attend the Special Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Independent Registered Public Accounting Firm Fees

PBAX’s independent public accounting firm is Citrin Cooperman & Company, LLP (“Citrin”), New York, New York (PCAOB Auditor ID: 02468). Citrin has acted as PBAX’s independent registered public accounting firm since June 8, 2021 (inception). The following table sets forth the aggregate fees and expenses billed to the Company (then known as PBAX, the same legal entity as the Company) by Citrin for fiscal years 2023 and 2022:

Fee category	2023	2022
Audit fees (1)	155,400	50,000
Tax fees (2)	9,660	4,000
All other fees	-	-
Total	158,175	54,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s year-end consolidated financial statements and services that are normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings, and other fees in connection with the Business Combination.

(2)	Tax fees consist of fees for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning, and tax advice.

Audit Committee Pre-approval Policy and Procedures

The Audit Committee established a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2023. These services included audit services, audit-related services, tax services and other services. The Audit Committee considered whether the provision of each non-audit service were compatible with maintaining the independence of the auditors. Pre-approval was detailed as to the particular service or category of services and was generally subject to a specific budget. the Company’s independent registered public accounting firm and management were required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.	✓

PROPOSAL 2: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635, UPON (I) THE CONVERSION OF THE SERIES A PREFERRED STOCK, (II) THE CONVERSION OF THE SERIES B PREFERRED STOCK, (III) THE EXERCISE OF COMMON WARRANTS AND (IV) THE EXERCISE OF PREFERRED WARRANTS AND CONVERSION OF THE UNDERLYING SERIES A PREFERRED STOCK

Overview

As described in more detail below, in February 2024 and March 2024, the Company issued an aggregate of 10,080 shares of Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), of the Company, 626 shares of Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), warrants to purchase 612,746 shares of Common Stock (the “Common Warrants”) and warrants to purchase 2,500 shares of Series A Preferred Stock (the “Preferred Warrants” and, together with the Common Warrants, the “PIPE Warrants”) in the Private Placement (as defined below).

The Common Stock is listed on the Nasdaq Global Market, and, as such, the Company is subject to the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rules 5635(b) and 5635(d). Nasdaq Listing Rule 5635(b) requires the Company to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock which could result in a change of control of the issuer. Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or group of affiliated persons may be considered a change of control of such issuer. Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock other than in a public offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules) in an amount greater than or equal to 20% of the number of shares of Common Stock outstanding prior to such issuance, regardless of whether such shares are issued to one person or group or are more widely distributed. The issuance of Common Stock upon the conversion of the Series A Preferred Stock and Series B Preferred Stock, including the Series A Preferred Stock issuable upon exercise of the Preferred Warrants (collectively, the “Preferred Shares”), and upon the exercise of the PIPE Warrants, may result in certain investors in the Private Placement (the “Investors”) acquiring more than 20% of the amount of Common Stock issued and outstanding prior to the Private Placement. Accordingly, the Company needs stockholder approval of the issuance of shares of Common Stock in excess of 20% of the shares of Common Stock outstanding to complete the conversion of the Preferred Shares and the exercise of the PIPE Warrants.

Assuming the issuance of all shares of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon the exercise of all of the PIPE Warrants, the Investors would own approximately 2.0 million shares of Common Stock, assuming conversion at the initial conversion price of $10.00 per share and exercise price of $9.20 per warrant. Such shares would constitute approximately 11.7% of the outstanding Common Stock. Because the conversion price of the Series A Preferred Stock and Series B Preferred Stock and the exercise price of the PIPE Warrants may be adjusted, the number of shares that will actually be issued may be more or less than such number of shares. In addition, under the terms of the Series A Preferred Stock and Series B Preferred Stock and the Common Warrants, an Investor may not convert the Series A Preferred Stock and Series B Preferred Stock or exercise the Common Warrants to the extent (but only to the extent) such Investor or any of its affiliates would beneficially own a number of shares of Common Stock which would exceed 4.99%, or, at the election of the Investor, a number of shares of Common Stock which would exceed 9.99%.

Private Placement

In February 2024, the Company consummated the first tranche of a private placement of 10,080 shares of Series A Preferred Stock, 612,746 Common Warrants and 2,500 Preferred Warrants, pursuant to the Amended and Restated Securities Purchase Agreement, dated February 14, 2024, by and among PBAX, Legacy CERo and certain Investors for aggregate cash proceeds to the Company of approximately $10.0 million. On April 1, 2024, the Company consummated the second tranche of a private placement of 626 shares of Series B Preferred Stock, pursuant to the Securities Purchase Agreement, dated March 28, 2024, by and among the Company and certain Investors for aggregate cash proceeds to the Company of approximately $0.5 million. A portion of such Series A Preferred Stock and Series B Preferred Stock were issued as consideration for the cancellation of outstanding indebtedness or securities of PBAX or Legacy CERo, including a promissory note of PBAX and certain convertible bridge notes of Legacy CERo. The Company refers to such transactions collectively as the “Private Placement.”

Description of Securities

See “Description of Capital Stock” for a description of the Series A Preferred Stock, Series B Preferred Stock, Preferred Warrants and Common Warrants.

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of Common Stock upon the conversion of the shares of Series A Preferred Stock and Series B Preferred Stock and upon the exercise of the PIPE Warrants. Assuming the issuance of all shares of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon the exercise of all of the PIPE Warrants, the Investors would own approximately 2.0 million shares of Common Stock, assuming conversion at the initial conversion price of $10.00 per share and exercise price of $9.20 per warrant. Such shares would constitute approximately 11.7% of the Common Stock. Because the conversion price of the Series A Preferred Stock and Series B Preferred Stock and the exercise price of the PIPE Warrants may be adjusted, the number of shares that will actually be issued may be more or less than such number of shares. The ownership interest of the existing stockholders (other than the Investors) would be correspondingly reduced. The number of shares of Common Stock described above does not give effect to (i) the potential future issuance of additional shares of Common Stock due to potential future anti-dilution adjustments on the Series A Preferred Stock, Series B Preferred Stock or PIPE Warrants, (ii) the potential future issuance of shares of Common Stock pursuant to the Committed Equity Financings, (iii) the potential future issuance of shares of Common Stock pursuant to other outstanding options and warrants, or (iv) any other potential future issuances of Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of the Common Stock.

If this proposal is approved, the issuance of the Common Stock could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of the Common Stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. The Board does not have any current knowledge of any effort by any third party to accumulate the Company’s securities or obtain control of the Company by any means.

If this proposal is not approved, the Investors will not be able to vote or convert their shares of Series A Preferred Stock and Series B Preferred Stock or exercise the PIPE Warrants in excess of 20% of the amount of Common Stock issued and outstanding prior to the Private Placement. Additionally, if stockholders do not approve this proposal at the Special Meeting, the Company must also include a proposal to approve this proposal at a subsequent meeting of stockholders to be held on or prior to July 23, 2024. In the event that stockholder approval is not obtained at such subsequent meeting, the Company must cause additional meetings of stockholders to be held semi-annually thereafter until such approval is obtained. The Company would bear the costs associated with including this proposal for stockholder approval at subsequent stockholder meetings.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF SHARES OF COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635, UPON (I) THE CONVERSION OF THE SERIES A PREFERRED STOCK, (II) THE CONVERSION OF THE SERIES B PREFERRED STOCK, (III) THE EXERCISE OF COMMON WARRANTS AND (IV) THE EXERCISE OF PREFERRED WARRANTS AND CONVERSION OF THE UNDERLYING SERIES A PREFERRED STOCK.

✓

PROPOSAL 3: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635, PURSUANT TO THE COMMITTED EQUITY FINANCINGS

Overview

As described in more detail below, in February 2024, the Company entered into: (i) a Common Stock Purchase Agreement (the “Keystone Purchase Agreement”), dated as of February 14, 2024, by and between the Company and Keystone Capital Partners, LLC (“Keystone”), establishing an equity line of credit (the “Keystone Equity Financing”) and (ii) a Purchase Agreement (the “Arena Purchase Agreement” and, together with the Keystone Purchase Agreement, the “Purchase Agreements”), dated as of February 23, 2024, by and between the Company and Arena Business Solutions Global SPC II, Ltd on behalf of and for the account of Segregated Portfolio #13 – SPC #13 (“Arena”), establishing an equity line of credit (the “Arena Equity Financing” and, together, the “Committed Equity Financings”), pursuant to which the Company may sell shares of common stock to Keystone and Arena from time to time in its discretion.

The Common Stock is listed on the Nasdaq Global Market, and, as such, the Company is subject to the applicable rules of the Nasdaq, including Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. In order for the purchase price in the private placement to comply with the Minimum Price requirement under Nasdaq Listing Rule 5635(d), the Company may not issue shares in excess of 20% of the outstanding Common Stock prior to the date of the Keystone Purchase Agreement until stockholder approval allowing the issuance of the underlying shares of Common Stock is obtained.

Committed Equity Financings

Pursuant to the Keystone Purchase Agreement, Keystone shall: (a) purchase from the Company up to the greater of (i) 2,977,070 shares of the Common Stock and (ii) 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Keystone Purchase Agreement (the “Keystone Purchase Shares”); provided however that such limitations will not apply if we obtain stockholder approval to issue additional shares of Common Stock, and (b) receive (i) 119,050 shares of Common Stock (which were issued upon the execution of the Keystone Purchase Agreement) and (ii) an additional $250,000 of shares of Common Stock at each of the 90- and 180-day anniversaries of the effectiveness of the registration statement registering the shares sold to Keystone for resale, with the number of such shares determined based upon the average of the daily volume-weighted average price (“VWAP”) for each of the five trading days immediately prior to such 90- or 180-day anniversary, in each case as consideration for Keystone’s execution and delivery of the Keystone Purchase Agreement (the “Keystone Commitment Shares”).

Pursuant to the Arena Purchase Agreement, Arena shall: (a) purchase from the Company up to $25.0 million of shares of the Common Stock, upon the terms and subject to the conditions and limitations set forth in the Arena Purchase Agreement (the “Arena Purchase Shares” and, together with the Keystone Purchase Shares, the “Purchase Shares”) and (b) receive a number of shares of Common Stock equal to 500,000 divided by the simple average of the daily VWAP of the Common Stock during the five trading days immediately preceding the effectiveness of the registration statement registering the shares sold to Arena for resale, as consideration for Arena’s execution and delivery of the Arena Purchase Agreement (the “Arena Commitment Shares” and, together with the Keystone Commitment Shares, the “Commitment Shares”).

Sales of the Company’s Common Stock to Keystone and Arena under the respective Purchase Agreements, and the timing of any sales, will be determined by the Company from time to time in the Company’s sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company regarding the use of proceeds from any sale of such Common Stock.

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of Common Stock pursuant to the Committed Equity Financings. Assuming the issuance of all of the Purchase Shares and Commitment Shares, Keystone and Arena would collectively own approximately 50.6 million shares of Common Stock, assuming the shares to be issued are sold at a price of $1.00 per share. Such shares would constitute approximately 77.6% of the outstanding Common Stock. Because the issuance price of the Purchase Shares and Commitment Shares may be adjusted, the number of shares that will actually be issued may be more or less than such number of shares. The ownership interest of the existing stockholders (other than Keystone and Arena) would be correspondingly reduced. The number of shares of Common Stock described above does not give effect to (i) the potential future issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock and Series B Preferred Stock or exercise of the PIPE Warrants, (ii) the potential future issuance of additional shares of Common Stock due to potential future anti-dilution adjustments on the Series A Preferred Stock, Series B Preferred Stock or PIPE Warrants, (iii) the potential future issuance of shares of Common Stock pursuant to other outstanding options and warrants, or (iv) any other potential future issuances of Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of the Common Stock.

If the stockholders do not approve this proposal, the Company will be unable to issue any Purchase Shares pursuant to the Committed Equity Financings. Accordingly, if stockholder approval of this proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The Company expects to receive gross proceeds of $50.0 million upon issuance of all of the Purchase Shares.

The Company’s ability to successfully implement its business plans and ultimately generate value for its shareholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is unable to issue Purchase Shares pursuant to the Committed Equity Financings, it may be unable to fully satisfy its ongoing business needs on the terms or timeline it anticipates, if at all, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF SHARES OF COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635, PURSUANT TO THE COMMITTED EQUITY FINANCINGS.	✓

PROPOSAL 4: APPROVAL OF THE CERO THERAPEUTICS HOLDINGS, INC. 2024 EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN AND the number of shares that may BE issued pursuant to incentive stock options BY AN ADDITIONAL 2,000,000 SHARES

Overview

On April 3, 2024, the Board approved, subject to stockholder approval, Amendment No. 1 to the Plan (the “Amendment” and the Plan as so amended, the “Amended Plan”) to increase the number of shares available for issuance under the Plan and the limit on the number of shares that may be issued pursuant to incentive stock options by, in each case, 2,000,000 shares of Common Stock to 7,172,590 shares and 7,099,252 shares, respectively. Of the resulting share reserve, approximately 2,683,204 shares (683,204 shares available for grant as of March 31, 2024 plus 2,000,000 shares being requested under this proposal) would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described below. A copy of the Amended Plan is attached to this proxy statement as Appendix A.

The compensation committee of the Board (the “compensation committee”) believes the number of shares of common stock available for issuance under the Plan is not sufficient to make the grants that will be needed over the next year to provide adequate long-term equity incentives to the Company’s key employees. Approval of the Amended Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

Plan Development

In determining the number of shares to add to the authorized share pool for the Plan, the compensation committee considered a number of factors, including key data relating to outstanding equity awards and shares available for grant, historical share usage, and future share needs.

The compensation committee also considered the fact that the Company’s compensation program will be heavily weighted to equity compensation, and that the Company’s equity compensation will be heavily weighted to performance-based incentives, including:

●	Anticipated equity awards to be granted in 2024 covering approximately 4.6 million shares of common stock will be in the form of stock options;

●	Certain equity awards granted to executives in 2024 are subject to acceleration for the achievement of goals relating to the Company’s clinical development; and

●	Executive equity is heavily weighted to instruments that require strong performance thereby incentivizing the delivery of value.

The Company expects that the shares requested under the Amended Plan will provide for grants to Company personnel for the remainder of 2024 and will be augmented by the annual evergreen provision as described in the 2024 Plan.

Description of the Amended Plan

A summary description of the material features of the Amended Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the Amended Plan and is qualified by reference to the Plan, as proposed to be amended by the Amendment. Stockholders should refer to the Amended Plan for more complete and detailed information about the terms and conditions of the Amended Plan.

Eligibility. Any individual who is an employee of the Company or any of its affiliates, or any person who provides services to the Company or its affiliates, including members of the Board, is eligible to receive awards under the Amended Plan at the discretion of the plan administrator.

Awards.  The Amended Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of the Company’s affiliates.

Authorized Shares. The maximum number of shares of Common Stock that may be issued under the Amended Plan will not exceed 7,172,590 (the “Share Reserve”). The Legacy CERo options that were assumed as part of the Business Combination and converted into options to purchase shares of Common Stock were not counted in the Share Reserve. In addition, the Share Reserve will automatically increase on January 1 of each year for a period of ten years, commencing on January 1, 2025 and ending (and including) on January 1, 2034, in an amount equal to (1) five percent (5%) of the total number of shares of the Fully Diluted Common Stock determined on December 31 of the preceding year, or (2) a lesser number of shares of Common Stock determined by the Board prior to January 1 of a given year. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the Amended Plan is equal to 7,099,252 shares.

Shares subject to stock awards granted under the Amended Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the Share Reserve. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the Share Reserve. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of the failure to meet a contingency or vest, (2) to satisfy the exercise, strike or purchase price of an award, or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert back to the Share Reserve and will again become available for issuance under the Amended Plan.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including awards granted under the Amended Plan and cash fees paid to such non-employee director, will not exceed (1) $1,000,000 in total value or (2) if such non-employee director is first appointed or elected to the Board during such annual period, $1,500,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Plan Administration. The Board, or a duly authorized committee thereof, will administer the Amended Plan and is referred to as the “plan administrator” herein. The Board may also delegate to one or more of the Company’s officers the authority to, among other things, (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Amended Plan, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value and exercise price, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award, subject to the limitations of the Amended Plan.

Under the Amended Plan, the Board also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements approved by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Options granted under the Amended Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of the Company’s affiliates ceases for any reason other than disability, death, or cause, the participant may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of a participant’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of the Company’s affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary of the participant may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of a participant’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of the Company’s affiliates ceases due to disability, the participant may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

The plan administrator will determine the manner of payment of the exercise of a stock option, which may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Common Stock previously owned by the participant, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements approved by the plan administrator. Restricted stock unit awards will generally be granted in consideration for a participant’s services. The plan administrator determines the terms and conditions of restricted stock unit awards, including vesting and forfeiture terms, as well as the manner of settlement, which may be by cash, delivery of shares of Common Stock, a combination of cash and shares of Common Stock, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements approved by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with the Company ends for any reason, the Company may reacquire any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with the Company through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements approved by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which cannot be less than 100% of the fair market value of Common Stock on the date of grant. A stock appreciation right granted under the Amended Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the Amended Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of its affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The Amended Plan permits the plan administrator to grant performance awards, which may be settled in stock, cash or other property. Performance awards may be structured so that the stock, cash or a combination of stock and cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period as determined by the plan administrator. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Common Stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in the capital structure of the Company, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs, (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards, and (5) the performance goals of any award if the change in the capital structure affects such goals.

Corporate Transactions. The following applies to stock awards under the Amended Plan in the event of a Corporate Transaction (as defined in the Amended Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with the Company or one of its affiliates.

In the event of a Corporate Transaction, stock awards outstanding under the Amended Plan may be assumed or continued, or substitute awards may be issued, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by the Company with respect to the stock award may be assigned to the Company’s successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or issue substitute awards for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the Corporate Transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level unless otherwise provided in the award agreement) to a date prior to the effective time of the Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the effectiveness of the Corporate Transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction, except that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a Corporate Transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the holder would have received upon the exercise of the award (including, at the discretion of the plan administrator, any unvested portion of such award), over (ii) any per share exercise price payable by such holder, if applicable, provided that the plan administrator may also determine that the payment to be made to such holder with respect to such award shall be made in the same form, at the same time and subject to the same conditions as the payments to be made to the Company’s stockholders in connection with the Corporate Transaction to the extent permitted by Section 409A of the Code. If the amount so determined for any award is $0, then such award shall be automatically cancelled at the effective time for no consideration.

Change in Control. Awards granted under the Amended Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended Plan) as may be provided in the applicable stock award agreement or in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Transferability. A participant may not transfer stock awards under the Amended Plan other than by will, the laws of descent and distribution, or as otherwise provided under the Amended Plan.

Recoupment. Awards granted under the Amended Plan are subject to recoupment in accordance with any clawback policy adopted by the Board.

Plan Amendment or Termination. The Board has the authority to amend, suspend, or terminate the Amended Plan at any time, provided that such action does not materially impair (within the meaning of the Amended Plan) the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of the stockholders of the Company. No ISOs may be granted after the tenth anniversary of the date that the Board adopts the Plan. No stock awards may be granted under the Amended Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the Amended Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant, exercise, vesting or settlement of an award or the disposition of stock acquired under the Amended Plan. The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Tax Consequences to the Participants

Nonstatutory Stock Options. Generally, there is no taxation to the participant upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Incentive Stock Options. The Amended Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. A participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, then the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the exercise price paid by the participant for that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, then the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

Restricted Stock Awards. Generally, a participant who is granted a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the participant generally will not recognize income until the restrictions constituting the substantial risk of forfeiture lapse, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date of such lapse over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant for the stock. The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse.

Restricted Stock Unit Awards. Generally, a participant who is granted a restricted stock unit award will recognize ordinary income at the time the stock is delivered equal to (1) the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock or (2) the amount of cash paid to the participant. The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Stock Appreciation Rights. Generally, a participant who is granted a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Performance Awards and Other Stock Awards. Generally, a participant who is granted a performance award or other stock award will recognize ordinary income equal to the fair market value of the stock received over any amount paid by the participant in exchange for such stock, or the amount of cash paid to the participant.

Tax Consequences to the Company

General. In each case described above, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant with respect to the stock award at the same time the participant recognizes such ordinary income. the Company’s ability to realize the benefit of any tax deductions depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Compensation of Covered Employees. The ability of the Company to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits and Historical Equity Awards

The Compensation Committee has the discretion to grant awards under the Amended Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s executive officers or others under the Amended Plan. Please see the section entitled “Executive Compensation—Overview of Executive Compensation Program—Equity Compensation Plan Information” for more information.

The following table sets forth the number of stock options that have been granted under the Amended Plan to named executive officers and the other individuals and groups indicated since the inception of the Amended Plan.

Name and Position	Stock Options
Brian G. Atwood, Chief Executive Officer, Chairman and Director	1,317,956
Charles R. Carter, Chief Financial Officer	395,387
Daniel Corey, M.D., Chief Technology Officer, Director and Founder	856,671
All current executive officers (three executive officers)	2,570,014
All current non-employee directors	977,182
All employees and consultants (other than executive officers)	1,041,423

If the Company’s stockholders approve this proposal, the Amendment will become effective as of the date on which the Amendment is approved by stockholders, and awards may be granted under the Amended Plan. If the Company’s stockholders do not approve the Amendment, the Company will continue to grant awards under the existing Plan as long as shares are available for such purpose.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the Amended Plan.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN AS AMENDED TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN AND THE NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO INCENTIVE STOCK OPTIONS BY AN ADDITIONAL 2,000,000 SHARES.

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PROPOSAL 5: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 AND 3

Overview

If the Company fails to receive a sufficient number of votes to approve Proposals 2 and 3, the Company may propose to adjourn or postpone the Special Meeting. The Company currently does not intend to propose an adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposals 2 and 3.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 AND 3.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of CERo’s securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of Delaware law, the Charter, Bylaws and the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) and the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) in their entirety for a complete description of the rights and preferences of the Company’s securities.

General

The Company is authorized to issue up to 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Preferred Stock

The Board is authorized to issue “blank check” Preferred Stock, which may be issued in one or more series upon the authorization of the Board. The Board is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of Preferred Stock. The authorized shares of the Preferred Stock are available for issuance without further action by the Company’s stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the securities may be listed. If the approval of the Company’s stockholders is not required for the issuance of shares of the Preferred Stock, the Board may determine not to seek stockholder approval.

The Board will be able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Series A Convertible Preferred Stock

The Company designated 12,580 shares of the Company’s authorized and unissued Preferred Stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and established the rights, preferences and privileges of the Series A Preferred Stock pursuant to the Series A Certificate of Designations filed with the Secretary of State of the State of Delaware, as summarized below.

General. Each share of Series A Preferred Stock has a stated value of $1,000 per share and, when issued, the Series A Preferred Stock was fully paid and non-assessable.

Ranking. The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series A Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined in the Series A Certificate of Designations); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $10.00, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Board.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series A Preferred Stock at the “Alternate Conversion Price” equal to the lesser of:

●	the Conversion Price, and

●	the greater of:

●	the floor price of $1.00; and

●	80% of the volume weighted average price of the Common Stock during the 5 consecutive trading days immediately prior to such conversion.

The Series A Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 pursuant to the Registration Rights Agreement, dated as of February 14, 2024, by and between the Company and the holders of Series A Preferred Stock party thereto (the “Registration Rights Agreement”), (iv) the Company’s failure to cure a conversion failure of failure to deliver shares of the Common Stock under the Structuring Warrants (as defined below), or notice of the Company’s intention not to comply with a request for conversion of any Series A Preferred Stock or a request for exercise of any Structuring Warrants, and (iv) bankruptcy or insolvency of the Company.

Other Adjustments. If 90 days or 180 days following the occurrence of the later of (x) the Stockholder Approval Date (as defined below) and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series A Preferred Stock is eligible to be resold without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the greater of $1.00 and the Market Price (as defined in the Series A Certificate of Designations) then in effect (the “Adjustment Price”), the Conversion Price shall automatically lower to the Adjustment Price.

Limitations on Conversion. In no event shall the Series A Preferred Stock be convertible into a number of shares of New Common Stock exceeding 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Securities Purchase Agreement, except that such limitation shall not apply in the event that the Company obtains approval from the Company’s stockholders for the issuance of such shares in accordance with the applicable stock exchange rules (the date of such approval, the “Stockholder Approval Date”).

Bankruptcy Triggering Event Redemption Right.Upon any bankruptcy Triggering Event, the Company shall immediately redeem in cash all amounts due under the Series A Preferred Stock at 25% premium (or, if 18 months following the issuance date, 50% premium) to the greater of (x) the amount of shares of Series A Preferred Stock then outstanding and (y) the equity value of the shares of Series A Preferred Stock then outstanding, unless the holder waives such right to receive such payment. The equity value of the Common Stock underlying the Series A Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding such bankruptcy Triggering Event and the date the Company makes the entire payment required.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series A Preferred Stock for consideration equal to the change of Control Election Price (as defined in the Series A Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series A Preferred Stock then outstanding at a 20% redemption premium to the greater of (x) the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series A Preferred Stock. The equity value of the Common Stock underlying the Series A Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and the date the Company makes the entire payment required.

Fundamental Transactions. The Series A Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Series A Certificate of Designations and the other Transaction Documents (as defined in the Series A Certificate of Designations).

Voting Rights. The holders of the Series A Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series A Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Series A Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Series A Certificate of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations or Structuring Warrants.

Reservation Requirements. So long as any Series A Preferred Stock remains outstanding, the Company shall at all times reserve at least 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

Series B Convertible Preferred Stock

The Company designated 626 shares of its authorized and unissued Preferred Stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and established the rights, preferences and privileges of the Series B Preferred Stock pursuant to the Series B Certificate of Designations filed with the Secretary of State of the State of Delaware, as summarized below. Except as set forth below, the Series B Preferred Stock has terms and provisions that are identical to those of the Series A Preferred Stock.

Ranking. The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series B Certificate of Designations) or the requisite holders of the outstanding shares of the Series A Preferred Stock (the “Series A Requisite Holders”) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock. The Series B Preferred Stock ranks pari passu with the Series A Preferred Stock.

Covenants. The Series B Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Series B Certificate of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series B Certificate of Designations. Any waiver or amendment of the foregoing covenants by the Series A Requisite Holders shall be deemed to be a waiver or amendment by the Required Holders (as defined in the Series B Certificate of Designations) under the Series B Certificate of Designations.

Common Stock

Voting

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, with the exception of certain matters relating solely to the terms of one or more outstanding series of preferred stock. Under the Charter, the Company’s stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may apply to any then-outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate in the future.

Warrants

The outstanding warrants consist of (i) warrants initially issued in connection with the Company’s initial public offering (the “Public Warrants”), (ii) warrants initially sold in a private placement concurrently with the Company’s initial public offering (the “Private Placement Warrants”), (iii) warrants initially issued by CERo Therapeutics, Inc. and converted into warrants to purchase Common Stock in connection with the Company’s initial business combination (the “Conversion Warrants”) and (iv) warrants to purchase Common Stock sold in a private placement concurrently with the Company’s initial business combination (the “Common Warrants”) and (v) warrants to purchase Series A Preferred Stock sold in a private placement concurrently with the Company’s business combination (the “Preferred Warrants” and, together with the Public Warrants, the Private Placement Warrants, the Conversion Warrants and the Common Warrants, the “Warrants”).

Public Warrants

General. Each Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, commencing 30 days after the completion of the initial business combination. The Public Warrants are governed by the terms of a Warrant Agreement, dated as of October 5, 2021 between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. No fractional Public Warrants will be issued and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Registration of Public Warrants. The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise for cash of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying the Company’s obligations described below with respect to registration. No Public Warrant will be exercisable and the Company will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the Public Warrants. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants has not been declared effective by the end of 60 business days following the closing of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial business combination, the Company will use its best efforts to file with the SEC, and within 60 business days following the initial business combination to have declared effective, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of Common Stock until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition to the above, if Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use the Company’s best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants. Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock (or the closing bid price of the Common Stock in the event shares of Common Stock are not traded on any specific day) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the warrantholders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Cashless Exercise. If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” The Company’s management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Company’s warrants. If the Company’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment b a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock to purchase immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s issued and outstanding shares of Common Stock) in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquired more than 50% of the voting power of the Company’s securities in a transaction that results in a Change of Control Transaction (as defined in the Warrant Agreement), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, the holders of Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction pursuant to a Current Report on Form 8-K, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrant may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of Public Warrants must sell any odd number of Public Warrants in order to obtain full value from the fractional interest that will not be issued.

The Public Warrants were issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the Company’s registration statement on Form S-4 filed on June 7, 2023, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any changes that adversely affect the interests of the registered holders of Public Warrants.

Placement Warrants

The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Company’s business combination (subject to limited exceptions). In addition, for as long as Private Placement Warrants are held by Cantor Fitzgerald& Co. and/or its designees or affiliates, such Private Placement Warrants will be subject to a lock-up in compliance with FINRA Rule 5110(e) and may not be exercised after five years from the commencement of sales of the Company’s initial public offering in accordance with FINRA Rule 5110(g)(8)(A). The Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Conversion Warrants

Exercise Price. The Conversion Warrants will initially be exercisable for cash at an exercise price equal to $10.00. The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of Common Stock issuable upon the exercise of the Conversion Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment.

Exercise Period. The Conversion Warrants will expire five years after their issuance, or November 14, 2024.

Automatic Conversion. The Conversion Warrants will automatically convert at the end of the exercise period if the fair market value (as determined in the Conversion Warrants) of a share of Common Stock underlying the Conversion Warrants is greater than the exercise price in effect on such date.

Common Warrants

Exercise Price. The Common Warrants will initially be exercisable for cash at an exercise price equal to the greater of (x) $9.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) the closing price of the Common Stock on the trading day immediately prior to the Subscription Date (as defined in the Common Warrant). The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of Common Stock issuable upon the exercise of the Common Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment.

Exercise Period. The Common Warrants will be exercisable beginning six months after the consummation of the issuance date (the “Initial Exercisability Date”) and expiring on the third anniversary of the Initial Exercisability Date. The Common Warrants require “buy-in” payments to be made by the Company for failure to deliver any shares of Common Stock issuable upon exercise.

Cashless Exercise. If at the time of exercise of the Common Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Common Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

Purchase Rights; Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities to holders of Common Stock, each holder of Common Warrants has the right to acquire the same as if the holder had exercised its Common Warrant. The holders of Common Warrants are entitled to receive any dividends paid or distributions made to the Company’s holders of Common Stock on an “as if converted” basis.

Fundamental Transactions. The Common Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company’s obligations under the Common Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a holder of Common Warrants will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Common Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a holder of Common Warrants will have the right to force the Company to repurchase the holder’s Common Warrant for a purchase price in cash equal to the Black-Scholes value, as calculated under the Common Warrants, of the then unexercised portion of the Common Warrant.

Preferred Warrants

Exercise Price. The Preferred Warrants will initially be exercisable for cash at an exercise price equal to $1,000. The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of Series A Preferred Stock issuable upon the exercise of the Preferred Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment.

Exercise Period. The Preferred Warrants will expire on the first anniversary of the closing of the initial business combination, or February 14, 2025.

Forced Exercise. The Company has the right to require the holders of Preferred Warrants to exercise such Preferred Warrants into up to an aggregate number of shares of Preferred Stock equal to the holder’s pro rata amount of 2,000 Preferred Shares.

Fundamental Transactions. The Preferred Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company’s obligations under the Preferred Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a holder of Preferred Warrants will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Preferred Warrant been exercised immediately prior to the applicable corporate event.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

●	In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or, within three years prior to the time of determination of interested stockholder status, did own 15% or more of the outstanding voting stock of the corporation.

●	A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or, within three years prior to the time of determination of interested stockholder status, did own 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

Among other things, the Charter and Bylaws:

●	permit the Board to issue up to 10,000,000 shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be fixed only by resolution of the Board;

●	provide that the Board will be classified into three classes of directors;

●	provide that, subject to the rights of any series of Preferred Stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of the Company’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors, voting together as a single class;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that the Company’s stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the Company’s chief executive officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election if they should so choose.

The amendment of a number of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for the Company’s existing stockholders to replace the Board, as well as for another party to obtain control of the Company by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s Board and the Company’s policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Choice of Forum

The Charter and Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom will be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on the Company’s behalf, (B) any claim or cause of action for breach of a fiduciary duty owed by any of the Company’s then current or former directors, officers, or other employees to the Company or the Company’s stockholders, (C) any claim or cause of action against it or any of the Company’s current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws (as each may be amended from time to time), (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder) (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (F) any claim or cause of action against the Company or any of the Company’s then current or former directors, officers or other employees, governed by the internal-affairs doctrine or otherwise related to the Company’s internal affairs, in each case to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to claims or causes of action brought to enforce a liability or duty created by the Securities Act, the Exchange Act or any other claim where the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Charter and Bylaws will further provide that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any action or proceeding asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company’s officers and directors, the underwriters engaged in respect to any offering giving rise to such complaint giving rise to such complaint, any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the Business Combination. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, the Company would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Charter and Bylaws.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers, or other employees and may discourage these types of lawsuits, or could result in increased costs for a stockholder to bring a claim, particularly if they do not reside in or near Delaware, both of which may discourage lawsuits against the Company or the Company’s directors, officers and employees.

Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Exchange Listing

The Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbol “CERO” and “CEROW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s securities is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, New York 10004, and its telephone number is (800) 509-5586.

STOCKHOLDER PROPOSALS

Stockholders intending to present a proposal to be considered for inclusion in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders must submit a proposal that is received at the Company’s principal executive offices at a reasonable time before the Company begins to print and send its proxy materials for that meeting, because the Company does not intend to hold an 2024 annual meeting of stockholders. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Secretary) to the Company’s Secretary at CERo Therapeutics Holdings, Inc., 201 Haskins Way, Suite 230, South San Francisco, CA 94080. Proposals must contain the information required under the Company’s Bylaws, a copy of which is available upon request to the Company’s Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal or nominate a director for election at the Company’s 2025 Annual Meeting of Stockholders without having the proposal or nomination included in the Company’s proxy statement must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that the Secretary of the Company receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. However, if the Company did not have an annual meeting in the preceding year or changes the date of the annual meeting of Stockholders by more than 30 days before or 60 days after the anniversary of the preceding year’s annual meeting, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting and the tenth day following the day on which public notice of the meeting was first made. The Company has not held and does not intend to hold its 2024 Annual Meeting of Stockholders as the stockholders of PBAX elected the Board, effective upon consummation of the Business Combination, at the meeting held on February 8, 2024. Accordingly, for the Company’s 2025 Annual Meeting of Stockholders, the Company’s Secretary must receive the proposal or nomination no earlier than the close of business on the later of the 90th day prior to the scheduled date of the 2025 Annual Meeting of Stockholders and the tenth day following the day on which public notice of the 2025 Annual Meeting of Stockholders is first made by the Company. Proposals must contain the information required under the Bylaws, a copy of which is available upon request to the Company’s Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of Rule 14a-4, the Company may exercise discretionary voting authority under proxies the Company solicits to vote, in accordance with the Company’s best judgment, on any such proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than by the later of 60 days prior to the date of the 2025 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with the Board by writing to CERo Therapeutics Holdings, Inc., 201 Haskins Way, Suite 230, South San Francisco, CA 94080, Attention: Secretary. Communications intended for a specific director or directors should be addressed to their attention to the Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement, may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of the proxy statement to you upon written or oral request to CERo Therapeutics Holdings, Inc., 201 Haskins Way, Suite 230, South San Francisco, CA 94080, Attention: Secretary. If you want to receive separate copies of the proxy statement or annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from the Company’s stockholders. In addition to the use of the mails, proxies may be solicited by the Company’s directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged Advantage Proxy to assist the Company with the solicitation of proxies for the Special Meeting. The Company expects to pay Advantage Proxy $7,600, plus expenses, for its services.

ANNUAL REPORT

The Company will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of the Company’s Annual Report as filed with the SEC. Requests for such copies should be addressed to: CERo Therapeutics Holdings, Inc., 201 Haskins Way, Suite 230, South San Francisco, CA 94080, Attention: Secretary.

OTHER MATTERS

The Special Meeting is called for the purposes set forth in herein. The Board does not know of any other matters to be considered by the stockholders at the Special Meeting, other than the matters described in herein. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Special Meeting and that are not known to the Board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review CERo’s electronically-filed reports, proxy and information statements on the SEC’s web site at www.sec.gov or on CERo’s web site at www.cero.bio. Information included on the Company’s website is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement or on information to which the Company has referred you. The Company has not authorized anyone else to provide you with any information. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

If you have more questions about this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Advantage, CERo’s proxy solicitor, at:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA

(877) 870-8565

Appendix A

FIRST AMENDMENT

TO THE

CERo THERAPEUTICS HOLDINGS, INC.

2024 EQUITY INCENTIVE PLAN

This Amendment to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (“Amendment”) is hereby adopted by the Board of Directors (the “Board”) of CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”).

WHEREAS, the Plan was originally adopted in 2024 with a reserve of 5,172,590 shares of common stock of the Company and a limit on the number of Incentive Stock Options that may be granted pursuant to the Plan of 5,099,252 Shares.

WHEREAS, the Board desires to adopt the Amendment to increase (i) the share reserve and (ii) the Incentive Stock Option limit under the Plan, in each case, by 2,000,000 Shares, to meet the Company’s equity award needs.

WHEREAS, the Board has recommended that the Amendment be submitted to the stockholders of the Company for approval at the Company’s 2024 annual meeting of stockholders to be held on April 30, 2024 (the “Effective Date”).

NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:

1.	Amendments to Share Reserves.

a.	The first sentence of Section 2(a) is amended and restated in its entirety to read as follows:

“Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 7,172,590 shares of Common Stock “

b.	Section 2(b) is amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 7,099,252 shares.”

2.	All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

ADOPTED BY THE BOARD OF DIRECTORS: April 3, 2024

APPROVED BY THE STOCKHOLDERS: [_______], 2024

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CERO THERAPEUTICS HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 29, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/cero/sm2024**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

Please mark your votes like this **X**

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature________________________________ **Signature, if held jointly**________________________________ **Date**___________**2024.**

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 30, 2024.

To view the 2024 Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/cero/sm2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CERO THERAPEUTICS HOLDINGS, INC.

The undersigned appoints Brian G. Atwood and Charles R. Carter, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of CERo Therapeutics Holdings, Inc. (the "Company") held of record by the undersigned at the close of business on March 20, 2024 at the Special Meeting of CERo Therapeutics Holdings, Inc, and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the other side)